EXECUTION

CUSTODIAN AGREEMENT

This Agreement is made as of May 21, 2015 by and between Principal Exchange-Traded Funds, a statutory trust organized and existing under the laws of Delaware (the"Fund''), and STATE STREET BANK and TRUST COMPANY, a Massachusetts trust company (the "Custodian").

WITNESSETH:

WHEREAS, the Fund is authorized to issue shares in separate series ("Shares"), with each such series representing interests in a separate portfolio of securities and other assets;

WHEREAS, the Fund intends that this Agreement be applicable to each of its series set forth on Appendix A hereto (such series together with all other series subsequently established by the Fund and made subject to this Agreement in accordance with Section 20.5 below, shall hereinafter be referred to as the "Portfolio(s)");

WHEREAS, the Fund will issue and redeem shares of each Portfolio only in aggregations of Shares known as "Creation Units," generally in exchange for a basket of certain equity or fixed income securities and a specified cash payment, as more fully described in the currently effective prospectus and statement of additional information of the Fund related to the Portfolio (collectively, the "Prospectus").

Now, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

SECTION 1. EMPLOYMENT OF CUSTODIAN AND PROPERTY TO BE HELD BY IT

The Fund hereby employs the Custodian as a custodian of assets of the Portfolios, including securities which the Fund, on behalf of the applicable Portfolio, desires to be held in places within the United States ("domestic securities") and securities it desires to be held outside the United States (''foreign securities"). The Fund, on behalf of its Portfolio(s), agrees to deliver to the Custodian all securities and cash of the Portfolios, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Portfolio(s) from time to time, and the cash consideration received by it for such Shares as may be issued or sold from time to time. The Custodian shall not be responsible for any property of a Portfolio which is not received by it or which is delivered out in accordance with Proper Instructions (as such term is defined in Section 8 hereof). With respect to uncertificated shares (the "Underlying Shares") of registered "investment companies" (as defined in Section 3(a)(1) of the Investment Company Act of 1940, as amended from time to time (the "1940Act")), whether in the same "group of investment companies" (as defined in Section 12(d)(1)(G)(ii) of the 1940 Act) or otherwise, including pursuant to Section 12(d)(l )(F) of the 1940 Act (hereinafter sometimes referred to as the "Underlying Portfolios") the holding of confirmation statements that identify the shares as being recorded in the Custodian's name on behalf of the Portfolios will be deemed custody for purposes hereof.

Upon receipt of Proper Instructions, the Custodian shall on behalf of the Fund appoint one or more banks, trust companies or other entities located in the United States and designated in such Proper Instructions to act as a sub-custodian for the purposes of effecting such transaction(s) as may be designated by the Fund. Each such designated sub-custodian is referred to herein as a "Special Sub Custodian." The Custodian may place and maintain the Fund's foreign securities with foreign banking institution sub-custodians employed by the Custodian and/or foreign securities depositories, in accordance with the applicable provisions of Sections 3 and 4 hereof.

SECTION2.	DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE PORTFOLIOS TO BE HELD IN THE UNITED STATES

SECTION 2.1 HOLDING SECURITIES. The Custodian shall hold and physically segregate for the account of each Portfolio all non-cash property to be held by it in the United States, including all domestic securities owned by such Portfolio other than (a) securities which are maintained pursuant to Section 2.9 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury (each, a "U.S. Securities System") and (b) Underlying Shares owned by the Fund which are maintained pursuant to Section 2.11 hereof in an account with State Street Bank and Trust Company or such other entity which may from time to time be appointed by the Fund to act as a transfer agent for the Underlying Portfolios and with respect to which the Custodian is provided with Proper Instructions (the "Underlying Transfer Agent").

SECTION 2.2 DELIVERY OF DOMESTIC SECURITIES. The Custodian shall release and deliver domestic securities owned by a Portfolio held by the Custodian, in a U.S. Securities System account of the Custodian or in an account at the Underlying Transfer Agent, only upon receipt of Proper Instructions on behalf of the applicable Portfolio, specifying (a) the domestic securities of the Portfolio to be delivered and (b) the person or persons to whom delivery of such securities shall be made.

SECTION 2.3 REGISTRATION OF SECURITIES. Domestic securities held by the Custodian (other than bearer securities) shall be registered in the name of the Portfolio or in the name of any nominee of the Fund on behalf of the Portfolio or of any nominee of the Custodian which nominee shall be assigned exclusively to the Portfolio, unless the Fund has authorized in writing the appointment of a nominee to be used in common with other registered management investment companies having the same investment adviser as the Portfolio, or in the name or nominee name of any agent appointed pursuant to Section 2.8 or in the name or nominee name of any sub-custodian appointed pursuant to Section 1. All securities accepted by the Custodian on behalf of the Portfolio under the terms of this Agreement shall be in "street name" or other good delivery form. If, however, the Fund directs the Custodian to maintain securities in "street name", the Custodian shall utilize reasonable efforts only to timely collect income due the Fund on such securities and to notify the Fund of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

SECTION 2.4 PAYMENT OF FUND MONIES. The Custodian shall pay out monies of a Portfolio upon receipt of Proper Instructions on behalf of the applicable Portfolio, specifying (a) the amount of such payment and (b) the person or persons to whom such payment is to be made.

SECTION 2.5 BANK ACCOUNTS. The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of each Portfolio of the Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Portfolio, other than cash maintained by the Portfolio in a bank account established and used in accordance with Rule 17f-3 under the 1940 Act. Funds held by the Custodian for a Portfolio may be deposited by it to its credit as Custodian in the banking department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the 1940 Act and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall on behalf of each applicable Portfolio be approved by vote of a majority of the board of directors or trustees, as applicable, of the Fund (the "Board"). Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

SECTION 2.6 DETERMINATION OF FUND DEPOSIT, ETC. Subject to and in accordance with the directions of the investment adviser for the Portfolios, the Custodian shall determine for each Portfolio after the end of each trading day on the New York Stock Exchange (the "NYSE"), in accordance with the respective Portfolio's policies as adopted from time to time by the Board and in accordance with the procedures set forth in the Prospectus, (i) the identity and weighting of the securities in the Deposit Securities and the Fund Securities, (ii) the Cash Component, and (iii) the amount of cash redemption proceeds (all as defined in the Prospectus) required for the issuance or redemption, as the case may be, of Shares in Creation Unit aggregations of such Portfolio on such date. The Custodian shall provide or cause to be provided this information to the Portfolios' distributor and other persons according to the policy established by the Board and shall disseminate such information on each day that the NYSE is open, including through the facilities of the National Securities Clearing Corporation, prior to the opening of trading on the NYSE.

Section 2.6A. Allocation of Deposit Security Shortfalls. The Fund acknowledges that the Custodian maintains only one account on the books of the National Securities Clearing Corporation (the "NSCC") for the benefit of all exchange traded funds for which the Custodian serves as custodian, including the Fund (collectively, the "ETF Custody Clients"). In the event that (a) two or more ETF Custody Clients require delivery of the same Deposit Security in order to purchase a Creation Unit, and (b) the NSCC, pursuant to its Continuous Net Settlement system, delivers to the Custodian's NSCC account less than the full amount of such Deposit Security necessary to satisfy in full each affected ETF Custody Client's required amount (a "Common Deposit Security Shortfall"), then, until all Common Deposit Security Shortfalls for a given Deposit Security are satisfied in full, the Custodian will allocate to each affected ETF Custody Client, on a pro rata basis, securities and/or cash received in the Custodian's NSCC account relating to such shortfall, first to satisfy any prior unsatisfied Common Deposit Security Shortfall, and then to satisfy the current Common. Deposit Security Shortfall.

SECTION 2.7 COLLECTION OF INCOME. Subject to the provisions of Section 2.3, the Custodian shall collect on a timely basis all income and other payments with respect to registered domestic securities held hereunder to which each Portfolio shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof, and shall credit such income, as collected, to such Portfolio's custodian account. The Custodian shall present for payment all income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due each Portfolio on securities loaned shall be the responsibility of the Fund. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Portfolio is properly entitled.

SECTION 2.8 APPOINTMENT OF AGENTS. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the 1940 Act to act as a custodian, as its agent to carry out such of the provisions of this Section 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder. The Underlying Transfer Agent shall not be deemed an agent or sub-custodian of the Custodian for purposes of this Agreement.

SECTION 2.9 DEPOSIT OF FUND ASSETS IN U.S. SECURITIES SYSTEMS. The Custodian may deposit and/or maintain securities owned by a Portfolio in a U.S. Securities System in compliance with the conditions of Rule 17f-4 under the 1940 Act, as amended from time to time.

SECTION 2.10 SEGREGATED ACCOUNT. Upon receipt of Proper Instructions, the Custodian shall on behalf of each applicable Portfolio establish and maintain a segregated account or accounts for and on behalf of each such Portfolio for any purpose, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.9 hereof.

SECTION 2.11 DEPOSIT OF FUND ASSETS WITH THE UNDERLYING TRANSFER AGENT. Underlying Shares beneficially owned by the Fund, on behalf of a Portfolio, shall be deposited and/or maintained in an account or accounts maintained with an Underlying Transfer Agent and the Custodian's only responsibilities with respect thereto shall be limited to the following:

1)
Upon receipt of a confirmation or statement from an Underlying Transfer Agent that such Underlying Transfer Agent is holding or maintaining Underlying Shares in the name of the Custodian (or a nominee of the Custodian) for the benefit of a Portfolio, the Custodian shall identify by book-entry that such Underlying Shares are being

2)
In respect of the purchase of Underlying Shares for the account of a Portfolio, upon receipt of Proper Instructions, the Custodian shall pay out monies of such Portfolio as so directed, and record such payment from the account of such Portfolio on the Custodian's books and records.

3)
In respect of the sale or redemption of Underlying Shares for the account of a Portfolio, upon receipt of Proper Instructions, the Custodian shall transfer such Underlying Shares as so directed, record such transfer from the account of such Portfolio on the Custodian's books and records and, upon the Custodian's receipt of the proceeds therefor, record such payment for the account of such Portfolio on the Custodian's books and records.

SECTION 2.12 OWNERSHIP CERTIFICATES FOR TAX PURPOSES. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of each Portfolio held by it and in connection with transfers of securities.

SECTION 2.13 PROXIES. The Custodian shall, with respect to the domestic securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Portfolio or a nominee of the Portfolio, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Fund such proxies, all proxy soliciting materials and all notices relating to such securities.

SECTION 2.14 COMMUNICATIONS RELATING TO DOMESTIC PORTFOLIO SECURITIES. Subject to the provisions of Section 2.3, the Custodian shall transmit promptly to the Fund for each Portfolio all written information received by the Custodian from issuers of the securities being held for the Portfolio. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with domestic securities or other property of the Portfolios at any time held by it unless (i) the Custodian is in actual possession of such domestic securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power. The Custodian shall also transmit promptly to the Fund for each Portfolio all written information received by the Custodian regarding any class action or other collective litigation in connection with Portfolio securities or other assets issued in the United States and then held, or previously held, during the relevant class-action period during the term of this Agreement by the Custodian for the account of the Fund for such Portfolio, including, but not limited to, opt-out notices and proof-of-claim forms. The Custodian will not support class-action participation by the Fund beyond such forwarding of written information received by the Custodian. For the avoidance of doubt, upon and after the effective date of any termination of this Agreement, with respect to the Fund or its Portfolio(s), as may be applicable, the Custodian shall have no responsibility to so transmit any information under this Section 2.14.

SECTION 3.     PROVISIONS RELATING TO RULES 17F-5 AND 17F-7

SECTION 3.1. DEFINITIONS. As used throughout this Agreement, the capitalized terms set forth below shall have the indicated meanings:

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, risks arising from such country's political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country); prevailing or developing custody, tax and settlement practices; nationalization, expropriation or other government actions; currency restrictions, devaluations or fluctuations; market conditions affecting the orderly execution of securities transactions or the value of assets; the regulation of the banking and securities industries, including changes in market rules; and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(l) of Rule 17f-5. "Eligible Securities Depository" has the meaning set forth in section (b)(1) of Rule 17f-7. "Foreign Assets" means any of the Portfolios' investments (including foreign currencies) for which the primary market is outside the United States, and any cash and cash equivalents that are reasonably necessary to effect the Portfolios' transactions in those investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(3) of Rule 17f-5.

"Foreign Securities System" means an Eligible Securities Depository listed on Schedule B hereto.

"Rule 17f-5" means Rule 17f-5 promulgated under the 1940 Act.

"Rule 17/-7'' means Rule 17f-7 promulgated under the 1940 Act.

SECTION 3.2. THE CUSTODIAN AS FOREIGN CUSTODY MANAGER.

3.2.1     DELEGATION TO THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. The Fund, by resolution adopted by the Board, hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 3.2 with respect to Foreign Assets of the Portfolios held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager with respect to the Portfolios.

3.2.2 COUNTRIES COVERED. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Agreement, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section 3.2.5 hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund, on behalf of the applicable Portfolio(s), of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on behalf of such Portfolio(s) responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Agreement by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of such Portfolio to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager with respect to such Portfolio with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

3.2.3     SCOPE OF DELEGATED RESPONSIBILITIES:

(a)    SELECTION OF ELIGIBLE FOREIGN CUSTODIANS. Subject to the provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

(b)    CONTRACTS WITH ELIGIBLE FOREIGN CUSTODIANS. The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

(c)    MONITORING. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.2.5 hereunder.

3.2.4 GUIDELINES FOR THE EXERCISE OF DELEGATED AUTHORITY. For purposes of this Section 3.2, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Portfolios.

3.2.5    REPORTING REQUIREMENTS. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Section 3.2 after the occurrence of the material change.

3.2.6    STANDARD OF CARE AS FOREIGN CUSTODY MANAGER OF A PORTFOLIO. The Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of the Foreign Assets would exercise, in performing the delegated responsibilities.

3.2.7    REPRESENTATIONS WITH RESPECT TO RULE 17F-5. The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5. the Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Agreement to the Custodian as the Foreign Custody Manager of the Portfolios.

3.2.8    EFFECTIVE DATE AND TERMINATION OF THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. The Board's delegation to the Custodian as Foreign Custody Manager of the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Portfolios with respect to designated countries.

SECTION 3.3     ELIGIBLE SECURITIES DEPOSITORIES.

3.3.1    ANALYSIS AND MONITORING. The Custodian shall (a) provide the Fund (or its duly-authorized investment manager or investment advisor("Investment Advisor")) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(l)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Fund (or its Investment Advisor)) of any material change. in such risks, in accordance with section (a)(l)(i)(B) of Rule 17f-7.

3.3.2    STANDARD OF CARE. The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.3.1.

SECTION 4.	DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE PORTFOLIOS TO BE HELD OUTSIDE THE UNITED STATES

SECTION 4.1    HOLDING SECURITIES. The Custodian shall identify on its books as belonging to the Portfolios the foreign securities held by each Eligible Foreign Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Eligible Foreign Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Eligible Foreign Custodian be held separately from any assets of such Eligible Foreign Custodian or of other customers of such Eligible Foreign Custodian.

SECTION 4.2.    FOREIGN SECURITIES SYSTEMS. Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or an Eligible Foreign Custodian, as applicable, in such country.

SECTION 4.3.    TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT.

4.3.1.    DELIVERY OF FOREIGN SECURITIES. The Custodian or an Eligible Foreign Custodian shall release and deliver foreign securities of the Portfolios held by the Custodian or such Eligible Foreign Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, specifying (a) the foreign securities to be delivered and (b) the person or persons to whom delivery of such securities shall be made.

4.3.2.    PAYMENT OF PORTFOLIO MONIES. The Custodian shall pay out, or direct the respective Eligible Foreign Custodian or the respective Foreign Securities System to pay out, monies of the Fund only upon receipt of Proper Instructions specifying (a) the amount of such payment and (b) the person or persons to whom such payment is to be made.

4.3.3.    MARKET CONDITIONS. Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs an Eligible Foreign Custodian described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in a Board being provided with substantively less information than had been previously provided hereunder.

SECTION 4.4.    REGISTRATION OF FOREIGN SECURITIES. Foreign securities maintained in the custody of an Eligible Foreign Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Eligible Foreign Custodian or in the name of any nominee of the foregoing, and the Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or an Eligible Foreign Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Agreement unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

SECTION 4.5    BANK ACCOUNTS. The Custodian shall identify on its books as belonging to the Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of a Portfolio with an Eligible Foreign Custodian. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Eligible Foreign Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

SECTION 4.6.    COLLECTION OF INCOME. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

SECTION 4.7    SHAREHOLDER RIGHTS. With respect to the foreign securities held pursuant to this Section 4, the Custodian shall use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

SECTION 4.8.    COMMUNICATIONS RELATING TO FOREIGN PORTFOLIO SECURITIES. The Custodian shall transmit promptly to the Fund written information with respect to materials received by the Custodian via the Eligible Foreign Custodians from issuers of the foreign securities being held for the account of the Portfolios. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) the Custodian or the respective Eligible Foreign Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power. The Custodian shall also transmit promptly to the Fund all written information received by the Custodian via the Eligible Foreign Custodians from issuers of the foreign securities being held for the account of the Fund regarding any class action or other collective litigation relating to foreign securities or other assets issued outside the United States and then held, or previously held, during the relevant class-action period during the term of this Agreement by the Custodian for the account of the Fund, including, but not limited to, opt-out notices and proof-of-claim forms. The Custodian will not support class-action participation by the Fund beyond such forwarding of written information received by the Custodian. For avoidance of doubt, upon and after the effective date of any termination of this Agreement, the Custodian shall have no responsibility to so transmit any information under this Section 4.8.

SECTION 4.9.    CONTRACTS WITH ELIGIBLE FOREIGN CUSTODIANS. Each contract pursuant to which the Custodian employs an Eligible Foreign Custodian shall meet the requirements of Rule 17f-5 and, to the extent possible, require the Eligible Foreign Custodian to indemnify and hold harmless the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Eligible Foreign Custodian's performance of such obligations. At the Fund's election, the Fund shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against an Eligible Foreign Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund has not been made whole for any such loss, damage, cost, expense, liability or claim. In no event shall the Custodian be obligated to bring suit in its own name or to allow suit to be brought in its name.

SECTION 5.     CONTRACTUAL SETTLEMENT SERVICES (PURCHASE I SALES)

SECTION 5.1     The Custodian shall, in accordance with the terms set out in this section, debit or credit the appropriate cash account of each Portfolio in connection with (i) the purchase of securities for such Portfolio, and (ii) proceeds of the sale of securities held on behalf of such Portfolio, on a contractual settlement basis.

SECTION 5.2    The services described above (the"Contractual Settlement Services") shall be provided for such instruments and in such markets as the Custodian may advise from time to time. The Custodian may terminate or suspend any part of the provision of the Contractual Settlement Services under this Agreement at its sole discretion immediately upon notice to the Fund on behalf of each Portfolio, including, without limitation, in the event of force majeure events affecting settlement, any disorder in markets, or other changed external business circumstances affecting the markets or the Fund.

SECTION 5.3    The consideration payable in connection with a purchase transaction shall be debited from the appropriate cash account of the Portfolio as of the time and date that monies would ordinarily be required to settle such transaction in the applicable market. The Custodian shall promptly recredit such amount at the time that the Portfolio or the Fund notifies the Custodian by Proper Instruction that such transaction has been canceled.

SECTION 5.4    With respect to the settlement of a sale of securities, a provisional credit of an amount equal to the net sale price for the transaction (the "Settlement Amount") shall be made to the account of the Portfolio as if the Settlement Amount had been received as of the close of business on the date that monies would ordinarily be available in good funds in the applicable market. Such provisional credit will be made conditional upon the Custodian having received Proper Instructions with respect to, or reasonable notice of, the transaction, as applicable; and the Custodian or its agents having possession of the asset(s) (which shall exclude assets subject to any third party lending arrangement entered into by a Portfolio) associated with the transaction in good deliverable form and not being aware of any facts which would lead them to believe that the transaction will not settle in the time period ordinarily applicable to such transactions in the applicable market.

SECTION 5.5.    Simultaneously with the making of such provisional credit, the Portfolio agrees that the Custodian shall have, and hereby grants to the Custodian, a security interest in any property at any time held for the account of the Portfolio to the full extent of the credited amount, and each Portfolio hereby pledges, assigns and grants to the Custodian a continuing security interest and a lien on any and all such property under the Custodian's possession, in accordance with the terms of this Agreement. In the event that the applicable Portfolio fails to promptly repay any provisional credit, the Custodian shall have all of the rights and remedies of a secured party under the Uniform Commercial Code of The Commonwealth of Massachusetts.

SECTION 5.6    The Custodian shall have the right to reverse any provisional credit or debit given in connection with the Contractual Settlement Services at any time when the Custodian believes, in its reasonable judgment, that such transaction will not settle in accordance with its terms or amounts due pursuant thereto, will not be collectable or where the Custodian has not been provided Proper Instructions with respect thereto, as applicable, and the Portfolio shall be responsible for any costs or liabilities resulting from such reversal. Upon such reversal, a sum equal to the credited or debited amount shall become immediately payable by the Portfolio to the Custodian and may be debited from any cash account held for benefit of the Portfolio.

SECTION 5.7    In the event that the Custodian is unable to debit an account of the Portfolio, and the Portfolio fails to pay any amount due to the Custodian at the time such amount becomes payable in accordance with this Agreement, (i) the Custodian may charge the Portfolio for costs and expenses associated with providing the provisional credit, including without limitation the cost of funds associated therewith, (ii) the amount of any accrued dividends, interest and other distributions with respect to assets associated with such transaction may be set off against the credited amount, (iii) the provisional credit and any such costs and expenses shall be considered an advance of cash for purposes of the Agreement and (iv) the Custodian shall have the right to setoff against any property and to sell, exchange, convey, transfer or otherwise dispose of any property at any time held for the account of the Portfolio to the full extent necessary for the Custodian to make itself whole.

SECTION6.    TAX SERVICES.

Subject to and to the extent of receipt by the Custodian of relevant and necessary documentation and information with respect to the Fund that the Custodian has requested, the Custodian shall perform the following services: (i) file claims for exemptions, reductions in withholding taxes, or refunds of any tax with respect to withheld foreign (non-U.S.) taxes in instances in which such claims are appropriate; (ii) withhold appropriate amounts as required by U.S. tax laws with respect to amounts received on behalf of nonresident aliens; and (iii) provide to the Fund such information actually received by the Custodian that could, in the Custodian's reasonable belief and sole discretion, assist the Fund in its submission of any reports or returns with respect to taxes. Other than the servicing responsibilities identified herein, the Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund or the Custodian as custodian of the Fund by the tax law of any country or of any state or political subdivision thereof.

It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund or the Custodian as custodian by the tax law of countries, states and political subdivisions thereof, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which such Fund has provided sufficient information and documentation. As the Custodian does not provide tax advice, it is specifically understood and agreed that the Custodian shall not be considered the Fund's tax advisor or tax counsel. In connection with the provision of services pursuant to this Section 6, the Custodian shall be kept indemnified by and shall be without liability to the Fund for any obligations, including taxes, withholding and reporting requirements, claims for exemption and refund, additions for late payment, interest, penalties and other expenses that may be assessed against the Fund or the Custodian as custodian. The Fund agrees that the Custodian is authorized to deduct from any cash received or credited to the Fund's account any taxes or levies required by any tax or other governmental authority having jurisdiction in respect of the Fund's transactions, and that the Custodian is authorized to disclose any information required by any such tax or other governmental authority in relation to processing any claim for exemption from or reduction or refund of any taxes relating to the Fund's transactions and holdings.

SECTION 7.    PAYMENTS FOR SALES OR REPURCHASES OR REDEMPTIONS OF SHARES

The Custodian shall receive from the distributor of the Shares or from the Fund's transfer agent (the "Transfer Agent"), as the case may be, and deposit into the account of the appropriate Portfolio such payments as are received for Shares, in Creation Unit aggregations, thereof issued or sold from time to time by the Fund. The Custodian will provide timely notification to the Fund on behalf of each such Portfolio and the Transfer Agent of any receipt by it of payments for Shares of such Portfolio.

From such funds and securities as may be available for the purpose, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds and securities available for payment to, or in accordance with the instructions of, Authorized Participants (as defined in the Prospectus) who have delivered to the Transfer Agent proper instructions for the redemption or repurchase of their Shares, in Creation Unit aggregations, which shall have been accepted by the Transfer Agent, the applicable Fund Securities (as defined in the Prospectus) (or such securities in lieu thereof as may be designated by the investment adviser of the Fund in accordance with the Prospectus) for such Portfolio and the Cash Redemption Amount (as defined in the Prospectus), if applicable, less any applicable Redemption Transaction Fee (as defined in the Prospectus). The Custodian will transfer the applicable Fund Securities to or on the order of the Authorized Participant. Any cash redemption payment (less any applicable Redemption Transaction Fee) due to the Authorized Participant on redemption shall be effected through the DTC (as defined in the Prospectus) system or through wire transfer in the case of redemptions effected outside of the DTC system.

SECTION 8.    PROPER INSTRUCTIONS

"Proper Instructions," which may also be standing instructions, shall mean instructions received by the Custodian from the Fund, its Investment Advisor, or a person or entity duly authorized by either of them. Such instructions may be in writing signed by the authorized person or persons or may be in a tested communication or in a communication utilizing access codes effected between electro mechanical or electronic devices or may be by such other means and utilizing such intermediary systems and utilities as may be agreed from time to time by the Custodian and the person(s) or entity giving such instruction, provided that the Fund has followed any security procedures agreed to from time to time by the Fund and the Custodian including, but not limited to, the security procedures selected by the Fund via the form of Funds Transfer Addendum hereto, the terms of which are hereby agreed to. The Custodian may agree to accept oral instructions if it reasonably believes them to have been given by a duly authorized person with respect to the transaction involved, and in such case oral instructions will be considered Proper Instructions. The Fund shall cause all oral instructions to be confirmed in writing. The Custodian shall be entitled conclusively to rely and act upon Proper Instructions until the Custodian has received notice of any change from the Fund and has had a reasonable time to implement such change. The Custodian may act on a Proper Instruction if it reasonably believes it contains sufficient information, and may refrain from acting on any Proper Instructions until such time that it has determined, in its sole discretion, that is has received any required clarification and/or authentication of Proper Instructions. The Custodian may rely upon and shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it in good faith to be genuine and to have been properly executed by or on behalf of the Fund.

If the Custodian is not provided with reasonable time to execute a Proper Instruction (including any Proper Instruction not to execute, or any other modification to, a prior Proper Instruction) the Custodian will use good faith efforts to execute the Proper Instruction but will not be responsible or liable if such efforts are not successful (including any inability to change any actions that the Custodian had taken pursuant to the prior Proper Instruction). The inclusion of a statement of purpose or intent (or any similar notation) in a Proper Instruction shall not impose any additional obligations on the Custodian or condition or qualify its authority to effect such Proper Instruction. The Custodian will not assume a duty to ensure that the stated purpose or intent is fulfilled, and will have no responsibility or liability when it follows the Proper Instruction without regard to such purpose or intent.

Concurrently with the execution of this Agreement, and from time to time thereafter, as appropriate, the Fund shall deliver to the Custodian an officer's certificate setting forth the names, titles, signatures and scope of authority of all persons authorized to give Proper Instructions or any other notice, request, direction, instruction, certificate or instrument on behalf of the Fund. Such certificate may be accepted and conclusively relied upon by the Custodian and shall be considered to be in full force and effect until receipt by the Custodian of a similar certificate to the contrary.

SECTION9.    ACTIONS PERMITTED WITHOUT EXPRESS AUTHORITY

The Custodian may in its discretion, without express authority from the Fund on behalf of each applicable Portfolio:

1)
Make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Agreement; provided that all such payments shall be accounted for to the Fund on behalf of the Portfolio;

2)	Surrender securities in temporary form for securities in definitive form;

3)	Endorse for collection, in the name of the Portfolio, checks, drafts and other negotiable instruments; and

4)
In general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Portfolio except as otherwise directed by the Board.

SECTION 10.    Reserved

SECTION 11.    RECORDS; REPORTS

The Custodian shall with respect to each Portfolio create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Fund under the 1940 Act, with particular attention to section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the SEC. The Custodian shall, at the Fund's request, supply the Fund with a tabulation of securities owned by each Portfolio and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations. In the event that the Custodian is requested or authorized by the Fund, or required by subpoena, administrative order, court order or other legal process, applicable law or regulation, or required in connection with any investigation, examination or inspection of the Fund by state or federal regulatory agencies, to produce the records of the Fund or the Custodian's personnel as witnesses or deponents, the Fund agrees that the Custodian's time and expenses in a routine production hereunder will be treated as a reasonable expense under Section 14 below and that any extraordinary time and expenses, as well as the fees and expenses of the Custodian's counsel, incurred in a production hereunder shall be treated as an extraordinary expense under Section 14 below.

Upon reasonable request of the Fund, the Custodian shall provide the Fund with a copy of the Custodian's Service Organizational Control (SOC) 1 reports prepared in accordance with the requirements of AT section 801, Reporting on Controls at a Service Organization (formerly Statement on Standards for Attestation Engagements (SSAE) No. 16). The Custodian shall use commercially reasonable efforts to provide the Fund with such reports or access to records as the Fund may reasonably request or otherwise reasonably require to fulfill its duties under Rule 38a-1 of the 1940 Act or similar legal and regulatory requirements.

SECTION 12.    OPINION OF FUND'S INDEPENDENT ACCOUNTANT

The Custodian shall take all reasonable action, as the Fund with respect to a Portfolio may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to its activities hereunder in connection with the preparation of the Fund's Form N-1A or Form N-2, as applicable, and Form N-SAR or other annual reports to the SEC and with respect to any other requirements thereof.

SECTION 13.    REPORTS TO FUND BY INDEPENDENT PUBLIC ACCOUNTANTS

The Custodian shall provide the Fund, on behalf of each of the Portfolios at such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a U.S. Securities System or a Foreign Securities System (either, a "Securities System"), relating to the services provided by the Custodian under this Agreement; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

SECTION 14.    COMPENSATION OF CUSTODIAN

The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Fund on behalf of each applicable Portfolio and the Custodian. Any extraordinary expenses shall be pre-approved by the Fund in writing and such approval shall not be unreasonably withheld.

SECTION 15.     RESPONSIBILITY OF CUSTODIAN

The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Agreement, and shall be kept indemnified by and shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence, fraud or willful misconduct, including, without limitation, acting in accordance with any Proper Instruction. The Custodian shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. The Custodian shall be without liability to the Fund for any loss or expense resulting from or caused by Country Risk. The Custodian shall be liable for the acts or omissions of an Eligible Foreign Custodian to the same extent as if such action or omission were performed by the Custodian itself, taking into account the facts and circumstances and the established local market practices and laws prevailing in the particular jurisdiction in which the Fund elects to invest. Notwithstanding any other provision of this Agreement, the Custodian shall not be liable for the insolvency of any Eligible Foreign Custodian. Neither party shall be liable for any special, incidental, indirect, punitive or consequential damages, regardless of the form of action and even if the same were foreseeable.

The Custodian shall be without responsibility or liability to the Fund for: (i) events or circumstances beyond the reasonable control of the Custodian, including, without limitation, the interruption, suspension or restriction of trading on or the closure of any securities market or system, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, work stoppages, natural disasters, acts of war, revolution, riots or terrorism or other similar force majeure events or acts, provided that Custodian has notified the Fund when it becomes aware of a specific occurrence or event and has used reasonable efforts to resolve the effect of the specific occurrence or event; (ii) errors by the Fund, its Investment Advisor or any other duly authorized person in their instructions to the Custodian; (iii) the insolvency of or acts or omissions by a Securities System, Underlying Transfer Agent or Special Sub-Custodian; (iv) the failure of the Fund, its Investment Advisor or any duly authorized person to adhere to the Custodian's operational policies and procedures;(v) any delay or failure of any broker, agent or intermediary, central bank or other commercially prevalent payment or clearing system to deliver to the Custodian's sub-custodian or agent securities purchased or in the remittance or payment made in connection with securities sold; (vi) any delay or failure of any company, corporation, or other body in charge of registering or transferring securities in the name of the Custodian, the Fund, the Custodian's sub-custodians, nominees or agents including non-receipt of bonus, dividends and rights and other accretions or benefits; (vii) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security or Securities System; and (viii) the effect of any provision of any law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction.

The Custodian is authorized and instructed to rely upon the information it receives from the Fund or any third party on behalf of the Fund. The Custodian shall have no responsibility to review, confirm or otherwise assume any duty with respect to the accuracy or completeness of any data supplied to it by or on behalf of the Fund. The Custodian shall have no liability in respect of any loss, damage or expense suffered by the Fund arising from the performance of the Custodian's duties hereunder in reliance upon records that were maintained for the Fund by entities other than the Custodian prior to its appointment as custodian.

If the Fund instructs the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund being liable for the payment of money or incurring liability of some other form, the Fund, as a prerequisite to the Custodian taking such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it. The Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties.

Any property at any time held for the Fund's account shall be security for the Fund's performance of its obligations under this Agreement. The obligations include the Fund's obligations to reimburse the Custodian if the Custodian, its affiliates, subsidiaries or agents advances cash or securities to the Fund for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement), or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, as well as the Fund's obligation to compensate the Custodian pursuant to Section 13 hereof. Should the Fund fail to reimburse or otherwise pay the Custodian any obligation under this Agreement promptly, the Custodian shall have the rights and remedies of a secured party under this Agreement, the Uniform Commercial Code and other applicable law, including the right to utilize available cash and to dispose of such Portfolio's assets to the extent necessary to obtain payment or reimbursement. The Custodian may at any time decline to follow Proper Instructions to deliver out to the Fund cash or securities if the Custodian determines in its reasonable discretion that, after giving effect to the Proper Instructions, the cash or securities remaining will not have sufficient value fully to secure the Fund's payment or reimbursement obligations, whether contingent or otherwise.

The Custodian has no responsibility to monitor or oversee the investment activity undertaken by the Fund or its Investment Advisor. The Custodian has no duty to ensure (or to inquire whether) a Investment Advisor complies with any investment objectives or restrictions agreed between the Fund and the Investment Advisor, or whether the Investment Advisor complies with its legal obligations to under applicable securities laws or other laws, including laws intended to protect the interests of investors. The Custodian shall neither assess nor take any responsibility or liability for the suitability or appropriateness of the investments made by the Fund or on its behalf.

The Fund's receipt of securities from a counterparty in connection with any of its purchase transactions and its receipt of cash from a counterparty in connection with any sale of securities will be at the Fund's sole risk, and the Custodian shall not be obligated to make demands on the Fund's behalf if the Fund's counterparty defaults. If the Fund's counterparty fails to deliver securities or cash, the Custodian will, as its sole responsibility, notify the Investment Advisor of such failure within a reasonable time after becoming aware of the same.

SECTION 16.    EFFECTIVE PERIOD AND TERMINATION.

This Agreement shall remain in full force and effect for an initial term ending May 21, 2018 (the "Initial Term"). After the expiration of the Initial Term, this Agreement shall automatically renew for successive one-year terms (each, a "Renewal Term") unless a written notice of non renewal is delivered by the non-renewing party no later than sixty (60) days prior to the expiration of the Initial Term or any Renewal Term, as the case may be. During the Initial Term and thereafter, either party may terminate this Agreement without penalty: (i) in the event of the other party's material breach of a material provision of this Agreement that the other party has either (a) failed to cure or (b) failed to establish a remedial plan to cure that is mutually agreed, within 30 days' written notice of such breach unless the parties agree to extend such cure period, or (ii) in the event of the appointment of a conservator or receiver for the other party or upon the happening of a like event to the other party at the direction of an appropriate agency or court of competent jurisdiction. Upon termination of this Agreement pursuant to this paragraph with respect to the Fund or any Portfolio, the Fund or applicable Portfolio shall pay Custodian its compensation due and undisputed and shall reimburse Custodian for its reasonable out-of-pocket expenses associated with such termination. Any extraordinary expenses under this sub-paragraph for which the Custodian seeks reimbursement must be pre-approved by the Fund in writing, such approval shall not be unreasonably withheld.

In the event of: (i) the Fund's termination of this Agreement with respect to the Fund or its Portfolio(s) during the Initial Term for any reason other than as set forth in the immediately preceding paragraph or (ii) a transaction not in the ordinary course of business pursuant to which the Custodian is not retained to continue providing services hereunder to the Fund or a Portfolio (or its respective successor), the Fund or applicable Portfolio shall pay the Custodian its compensation due through the end of the Initial Term (based upon the average monthly compensation previously earned by Custodian during the term with respect to the Fund or such Portfolio) and shall reimburse the Custodian for its reasonable expenses associated with such termination ("Termination Payment"). Any extraordinary expenses under this sub-paragraph for which the Custodian seeks reimbursement must be pre-approved by the Fund in writing, such approval shall not be unreasonably withheld. Promptly upon the Fund's request, the Custodian will deliver the Fund's or such Portfolio's records as set forth herein. Notwithstanding the foregoing, no Termination Payment will be required to be paid by the Fund or a Portfolio in the event of any transaction such as (a) the liquidation or dissolution of the Fund or a Portfolio and distribution of the Fund's or Portfolio's assets as a result of the Board's determination in its reasonable business judgment that the Fund or such Portfolio is no longer viable, (b) a merger of the Fund or a Portfolio into, or the consolidation of the Fund or a Portfolio with, another entity, or (c) the sale by the Fund or a Portfolio of all, or substantially all, of its assets to another entity, in each of (b) and (c) where the Custodian is retained to continue providing services to the Fund or such Portfolio (or its respective successor) on substantially the same terms as this Agreement.

Termination of this Agreement with respect to any one particular Portfolio shall in no way affect the rights and duties under this Agreement with respect to the Fund or any other Portfolio.

Notwithstanding the above, in the event of a for-cause termination of the Custodian Agreement or the Administration Agreement between State Street and the Fund, the Fund at any time may terminate this Agreement in whole or in part without penalty.

The provisions of Sections 6, 14 and 15 of this Agreement shall survive termination of this Agreement for any reason.

SECTION 17.    SUCCESSOR CUSTODIAN

If a successor custodian for the Fund shall be appointed by the Board, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities, funds and other properties of the Fund then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of the Fund held in a Securities System or at the Underlying Transfer Agent.

If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a Proper Instruction, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such Proper Instruction.

In the event that no Proper Instruction designating a successor custodian or alternative arrangements shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the 1940 Act, doing business in Boston, Massachusetts, or New York, New York, of its own selection, all securities, funds and other properties held by the Custodian hereunder and all instruments held by the Custodian relative thereto and all other property held by it under this Agreement on behalf of the Fund, and to transfer to an account of such successor custodian all of the Fund's securities held in any Securities System or at the Underlying Transfer Agent. Thereafter, such bank or trust company shall be the successor of the Custodian under this Agreement.

In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Fund to procure the Certified Resolution to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect.

SECTION 18    REMOTE ACCESS SERVICES ADDENDUM. The Custodian and the Fund agree to be bound by the terms of the Remote Access Services Addendum hereto.

SECTION 19.    LOAN SERVICES ADDENDUM. In the event the Fund directs Custodian in writing to perform loan services, Custodian and the Fund hereby agree to be bound by the terms of the Loan Services Addendum attached hereto and the Fund shall reimburse Custodian for its fees and expenses related thereto as agreed upon from time to time in writing by the Fund and Custodian.

SECTION 20.    GENERAL.

SECTION 20.1    GOVERNING LAW. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts, without giving effect to any conflict of laws rules.

SECTION 20.2    PRIOR AGREEMENTS; AMENDMENTS. This Agreement supersedes and terminates, as of the date hereof, all prior agreements between the Fund on behalf of each of the Portfolios and the Custodian relating to the custody of the Fund's assets. This Agreement may be amended at any time in writing by mutual agreement of the parties hereto.

SECTION 20.3    ASSIGNMENT. This Agreement may not be assigned by (a) the Fund without the written consent of the Custodian or (b) by the Custodian without the written consent of the Fund, except that the Custodian may assign this Agreement to a successor of all or a substantial portion of its business, or to a party controlling, controlled by or under common control with the Custodian.

SECTION 20.4    INTERPRETIVE AND ADDITIONAL PROVISIONS. In connection with the operation of this Agreement, the Custodian and the Fund on behalf of each of the Portfolios, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by all parties, provided that no such interpretive or additional provisions shall contravene any applicable laws or regulations or any provision of the Fund's articles of organization and by-laws or agreement or declaration of trust, as applicable, and Prospectus (collectively, "Governing Documents''). No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

SECTION 20.5    ADDITIONAL PORTFOLIOS. In the event that the Fund establishes one or more additional series of Shares with respect to which it desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder.

SECTION 20.6    THE PARTIES. In the case of a series corporation, trust or other entity, all references herein to the "Portfolio" are to the individual series or portfolio of such corporation, trust or other entity, or to such corporation, trust or other entity on behalf of the individual series or portfolio, as appropriate. Any reference in this Agreement to "the parties" shall mean the Custodian and the Fund. The Fund hereby represents and warrants that (a) it is organized and validly existing in good standing in its jurisdiction of organization; (b) it has the requisite power and authority under applicable law and its Governing Documents to enter into and perform this Agreement; (c) all requisite proceedings have been taken to authorize it to enter into and perform this Agreement; (d) this Agreement constitutes its legal, valid, binding and enforceable agreement; and (e) its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Fund or any law or regulation applicable to it.

SECTION 20.7    NOTICES. Any notice, instruction or other instrument required to be given hereunder will be in writing and may be sent by hand, or by facsimile transmission, or overnight delivery by any recognized delivery service, to the parties at the following addresses or such other addresses as may be notified by any party from time to time.

To the Fund:     Principal Exchange-Traded Funds
711 High Street
Des Moines, IA 50392-2080
Attn: Layne Rasmussen
Telephone: (515) 247-6783
Facsimile: (515) 248-2453

To the Custodian:	STATE STREET BANK AND TRUST COMPANY
P.O. Box 5049
Boston, MA 02206-5049
Attn: Senior Managing Counsel
Facsimile: 617-662-2702

SECTION 20.8    COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same Agreement. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

SECTION 20.9    SEVERABILITY. If any provision or provisions of this Agreement shall be held to be invalid, unlawful or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired. The failure of a party hereto to insist upon strict adherence to any term of this Agreement on any occasion or the failure of a party hereto to exercise or any delay in exercising any right or remedy under this Agreement shall not constitute a waiver of any such term, right or remedy or a waiver of any other rights or remedies, and no single or partial exercise of any right or remedy under this Agreement shall prevent any further exercise of the right or remedy or the exercise of any other right or remedy.

SECTION 20.10    CONFIDENTIALITY. The parties hereto agree that each shall treat confidentially all information provided by each party to the other party regarding its business and operations. All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering or receiving services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party. The foregoing shall not be applicable to any information (i) that is publicly available when provided or thereafter becomes publicly available, other than through a breach of this Agreement, (ii) that is independently derived by any party hereto without the use of any information provided by the other party hereto in connection with this Agreement, (iii) that is required in any legal or regulatory proceeding, investigation, audit, examination, subpoena, civil investigative demand or other similar process, or by operation of law or regulation, or (iv) where the party seeking to disclose has received the prior written consent of the party providing the information, which consent shall not be unreasonably withheld. Notwithstanding anything herein to the contrary, the Custodian and its affiliates may report and use nonpublic portfolio holdings information of its clients, including the Fund or Portfolio, on an aggregated basis with all or substantially all other client information and without specific reference to any Fund or Portfolio.

SECTION 20.11    REPRODUCTION OF DOCUMENTS. This Agreement and all schedules, addenda, exhibits, appendices, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

SECTION 20.12    REGULATION GG. The Fund hereby represents and warrants that it does not engage in an "Internet gambling business," as such term is defined in Section 233.2(r) of Federal Reserve Regulation GG (12 CFR 233) ("Regulation GG''). The Fund hereby covenants that it shall not engage in an Internet gambling business. In accordance with Regulation GG, the Fund is hereby notified that "restricted transactions," as such term is defined in Section 233.2(y) of Regulation GG, are prohibited in any dealings with the Custodian pursuant to this Agreement or otherwise between or among any party hereto.

SECTION 20.13 USE OF DATA.

(a)    In connection with the provision of the services and the discharge of its other obligations under this Agreement, the Custodian (which term for purposes of this Section 20.13 includes each of its parent company, branches and affiliates ("Affiliates")) may collect and store information regarding the Fund and share such information with its Affiliates, agents and service providers in order and to the extent reasonably necessary (i) to carry out the provision of services contemplated under this Agreement and other agreements between the Fund and the Custodian or any of its Affiliates and (ii) to carry out management of its businesses, including, but not limited to, financial and operational management and reporting, risk management, legal and regulatory compliance and client service management.

(b)    Subject to paragraph (c) below, the Custodian and/or its Affiliates (except those Affiliates or business divisions principally engaged in the business of asset management) may use any data or other information ("Data") obtained by such entities in the performance of their services under this Agreement or any other agreement between the Fund and the Custodian or one of its Affiliates, including Data regarding transactions and portfolio holdings relating to the Fund, and publish, sell, distribute or otherwise commercialize the Data; provided that, unless the Fund otherwise consents, Data is combined or aggregated with information relating to (i) other customers of the Custodian and/or its Affiliates or (ii) information derived from other sources, in each case such that any published information will be displayed in a manner designed to prevent attribution to or identification of such Data with the Fund. The Fund agrees that Custodian and/or its Affiliates may seek to profit and realize economic benefit from the commercialization and use of the Data, that such benefit will constitute part of the Custodian's compensation for services under this Agreement or such other agreement, and the Custodian and/or its Affiliates shall be entitled to retain and not be required to disclose the amount of such economic benefit and profit to the Fund.

(c)    Except as expressly contemplated by this Agreement, nothing in this Section 20.13 shall limit the confidentiality and data-protection obligations of the Custodian and its Affiliates under this Agreement and applicable law. The Custodian shall cause any Affiliate, agent or service provider to which it has disclosed Data pursuant to this Section 20.13 to comply at all times with confidentiality and data-protection obligations as if it were a party to this Agreement.

SECTION 20.14    DATA PRIVACY. The Custodian will implement and maintain a written information security program that contains appropriate security measures to safeguard the personal information of the Fund's shareholders, employees, directors and/or officers that the Custodian receives, stores, maintains, processes or otherwise accesses in connection with the provision of services hereunder. For these purposes, "personal information" shall mean (i) an individual's name (first initial and last name or first name and last name), address or telephone number plus (a) Social Security number, (b) driver's license number, (c) state identification card number, (d) debit or credit card number, (e) financial account number or (f) personal identification number or password that would permit access to a person's account, or (ii) any combination of the foregoing that would allow a person to log onto or access an individual's account. Notwithstanding the foregoing "personal information" shall not include information that is lawfully obtained from publicly available information, or from federal, state or local government records lawfully made available to the general public.

SECTION 20.15    SHAREHOLDER COMMUNICATIONS ELECTION. SEC Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, as may be applicable, the Custodian needs the Fund to indicate whether it authorizes the Custodian to provide the Fund's name, address, and share position to requesting companies whose securities the Fund owns. If the Fund tells the Custodian "no," the Custodian will not provide this information to requesting companies. If the Fund tells the Custodian "yes" or does not check either "yes" or "no" below, the Custodian is required by the rule, as applicable, to treat the Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund. For the Fund's protection, the rule, as applicable, prohibits the requesting company from using the Fund's name and address for any purpose other than corporate communications. Please indicate below whether the Fund consents or objects by checking one of the alternatives below.

YES [ ]    The Custodian is authorized to release the Fund's name, address, and share positions.

NO [X]    The Custodian is not authorized to release the Fund's name, address, and share positions.

Section 20.16 BUSINESS CONTINUITY/DISASTER RECOVERY. The Custodian will implement and maintain reasonable disaster recovery and business continuity procedures that are reasonably designed to recover data processing systems, data communications facilities, information, data and other business related functions of the Custodian in a manner and time frame consistent with legal, regulatory and business requirements applicable to the Custodian in its provision of services hereunder.

[The remainder of this page has been intentionally left blank.]

SIGNATURE PAGE

IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative under seal as of the date first above-written.

PRINCIPAL EXCHANGE-TRADED FUNDS

By: /s/ Layne A. Rasmussen
Layne A. Rasmussen
Vice President and Controller

STATE STREET BANK AND TRUST COMPANY

By: /s/ Gunjan Kedia
Gunjan Kedia
Custodian Agreement

APPENDIX A
TO
CUSTODIAN AGREEMENT

Principal EDGE Active Income ETF

SCHEDULE D
TO
CUSTODIAN AGREEMENT

SPECIAL SUB-CUSTODIANS

*[None/Name of Special Sub-Custodian(s)]

Global Services
[LOGO]

STATE STREE'I

Global Custody Network
Schedule A

MARCH 31, 2015

MARKET	SUBCUSTODIAN	ADDRESS
Albania	Raiffeisen Bank sh.a.	Blv. "Bajram Curri" ETC- Kati 14 Tirana, Albania
Australia	Citigroup Pty. Limited	120 Collins St. Melbourne, VIC 3000, Australia
	The Hongkong and Shanghai Banking Corporation Limited	HSBC Custody and Clearing Level 13, 580 George St. Sydney, NSW 2000, Australia
Austria	Deutsche Bank AG	Fleischmarkt 1 A-1010 Vienna, Austria
	UniCredit Bank Austria AG	Custody Department I Dept. 8398-TZ Julius Tandler Platz 3 A-1090 Vienna, Austria
Bahrain	HSBC Bank Middle East Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited)	191 Floor, Bldg. #2505 Road# 2832, AI Seef 428 Kingdom of Bahrain
Bangladesh	Standard Chartered Bank	Silver Tower, Level 7 52 South Gulshan Commercial Area Gulshan 1, Dhaka 1212, Bangladesh
Belgium	Deutsche Bank AG, Netherlands (operating through its Amsterdam branch with support from its Brussels branch)	De Entrees 99-197 1101 HE Amsterdam, Netherlands
Benin	via Standard Chartered Bank Cote d'lvoire S.A., Abidjan, Ivory Coast	23, Bid de Ia Republique 17 BP 1141 Abidjan 17 Cote d'lvoire
Bermuda	HSBC Bank Bermuda Limited	6 Front Street Hamilton, HMOS, Bermuda

LIMITED ACCESS     STATE STREET CORPORATION     1

Federation of Bosnia and Herzegovina	UniCredit Bank d.d.	Zelenih beretki 24 71 000 Sarajevo Federation of Bosnia and Herzegovina
Botswana	Standard Chartered Bank Botswana Limited	4th Floor, Standard Chartered House Queens Road The Mall Gaborone, Botswana

Brazil	Citibank, N.A.	AV Paulista 1111 Sao Paulo, SP 01311-920 Brazil
Bulgaria	Citibank Europe pic, Bulgaria Branch	Serdika Offices, 10th floor 48 Sitnyakovo Blvd. 1505 Sofia, Bulgaria
	UniCredit Bulbank AD	7 Sveta Nedelya Square 1000 Sofia, Bulgaria
Burkina Faso	via Standard Chartered Bank Cote d'lvoire S.A., Abidjan, Ivory Coast	23, Bid de Ia Republique 17 BP 1141 Abidjan 17 Cote d'lvoire
Canada	State Street Trust Company Canada	30 Adelaide Street East, Suite 800 Toronto, ON Canada M5C 3G6
Chile	Banco ltau Chile S.A.	Enrique Foster Sur 20, Piso 5 Las Condes, Santiago de Chile
People's Republic of China	HSBC Bank (China) Company Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited)	33rd Floor, HSBC Building, Shanghai IFC 8 Century Avenue Pudong, Shanghai, China (200120)
	China Construction Bank Corporation (for A-share market only)	No.1 Naoshikou Street Chang An Xing Hong Plaza Beijing 100032-33, China
	Citibank N.A. (for Shanghai - Hong Kong Stock Connect market only)	39th Floor Citibank Tower Citibank Plaza, 3 Garden Road Central, Hong Kong
	The Hongkong and Shanghai Banking Corporation Limited (for Shanghai - Hong Kong Stock Connect market only)	Level30, HSBC Main Building 1 Queen's Road Central, Hong Kong
	Standard Chartered Bank (Hong Kong) Limited (for Shanghai - Hong Kong Stock Connect market)	15th Floor Standard Chartered Tower 388 Kwun Tong Road Kwun Tong, Hong Kong
Colombia	Cititrust Colombia S.A. Sociedad Fiduciaria	Carrera 9A, No. 99-02 Bogota DC, Colombia

Costa Rica	Banco BCT S.A.	160 Calle Central Edificio BCT San Jose, Costa Rica
Croatia	Privredna Banka Zagreb d.d.	Custody Department Radnicka cesta 50 10000 Zagreb, Croatia
	Zagrebacka Banka d.d.	Savska 60 10000 Zagreb, Croatia
Cyprus	BNP Paribas Securities Services, S.C.A., Greece (operating through its Athens branch)	94 V. Sofias Avenue & 1 Kerasountos Str. 115 28 Athens, Greece
Czech Republic	Ceskoslovenska obchodnibanka, a.s.	Radlicka 333/150 150 57 Prague 5, Czech Republic
	UniCredit Bank Czech Republic and Slovakia, a.s.	BB Centrum- FILADELFIE Zeletavska 1525/1 140 92 Praha 4- Michie, Czech Republic
Denmark	Nordea Bank AB (publ), Sweden (operating through its subsidiary, Nordea Bank Danmark NS)	Strandgade 3 0900 Copenhagen C, Denmark
	Skandinaviska Enskilda Banken AB (publ), Sweden (operating through its Copenhagen branch)	Bernstorffsgade 50 1577 Copenhagen, Denmark
Ecuador	Banco de Ia Producci6n S.A. PRODUBANCO	Av. Amazonas N35-211 y Japon Quito, Ecuador
Egypt	HSBC Bank Egypt S.A.E. (as delegate of The Hongkong and Shanghai Banking Corporation Limited)	6th Floor 306 Corniche El Nil Maadi Cairo, Egypt
Estonia	AS SEB Pank	Tornimae 2 15010 Tallinn, Estonia
Finland	Nordea Bank AB (publ), Sweden (operating through its subsidiary, Nordea Bank Finland Pic.)	Satamaradankatu 5 00500 Helsinki, Finland
	Skandinaviska Enskilda Banken AB (publ), Sweden (operating through its Helsinki branch)	Securities Services Box 630 SF-00101 Helsinki, Finland
France	Deutsche Bank AG, Netherlands (operating through its Amsterdam branch with support from its Paris branch)	De Entrees 99-197 1101 HE Amsterdam, Netherlands
Republic of Georgia	JSC Bank of Georgia	29a Gagarini Str. Tbilisi 0160, Georgia

Germany	Deutsche Bank AG	Alfred-Herrhausen-AIIee 16-24 D-65760 Eschborn, Germany
Ghana	Standard Chartered Bank Ghana Limited	P. 0. Box768 1st Floor High Street Building Accra, Ghana
Greece	BNP Paribas Securities Services, S.C.A.	94 V. Sofias Avenue & 1 Kerasountos Str. 115 28 Athens, Greece
Guinea-Bissau	via Standard Chartered Bank Cote d'lvoire S.A., Abidjan, Ivory Coast	23, Bid de Ia Republique 17 BP 1141 Abidjan 17 Cote d'lvoire
Hong Kong	Standard Chartered Bank (Hong Kong) Limited	15th Floor Standard Chartered Tower 388 Kwun Tong Road Kwun Tong, Hong Kong
Hungary	Citibank Europe pic Magyarorszagi Fi6ktelepe	7 Szabadsag ter, Bank Center Budapest, H-1051 Hungary
	UniCredit Bank Hungary Zrt.	6th Floor Szabadsag ter 5-6 H-1054 Budapest, Hungary
Iceland	Landsbankinn hf.	Austurstrreti 11 155 Reykjavik, Iceland
India	Deutsche Bank AG	Block B1, 4th Floor, Nirlon Knowledge Park Off Western Express Highway Goregaon (E) Mumbai 400 063, India
	The Hongkong and Shanghai Banking Corporation Limited	11F, Building 3, NESCO - IT Park, NESCO Complex, Western Express Highway Goregaon (East), Mumbai 400 063, India
Indonesia	Deutsche Bank AG	Deutsche Bank Building, 4th floor Jl. Imam Bonjol, No. 80 Jakarta 10310, Indonesia
Ireland	State Street Bank and Trust Company, United Kingdom branch	525 Ferry Road Edinburgh EH5 2AW, Scotland
Israel	Bank Hapoalim B.M.	50 Rothschild Boulevard Tel Aviv, Israel 61000
Italy	Deutsche Bank S.p.A.	Investor Services Via Turati 27- 3rd Floor 20121 Milan, Italy

Ivory Coast	Standard Chartered Bank Cote d'lvoire S.A.	23, Bld de Ia Republique 17 BP 1141 Abidjan 17 Cote d' lvoire
Japan	Mizuho Bank, Limited	4-16-13, Tsukishima, Chou-ku Tokyo 104-0052, Japan
	The Hongkong and Shanghai Banking Corporation Limited	HSBC Building 11-1 Nihonbashi 3-chome, Chuo-ku Tokyo 1030027, Japan
Jordan	Standard Chartered Bank	Shmeissani Branch AI-Thaqafa Street, Building # 2 P.O. Box 926190 Amman 11110, Jordan
Kazakhstan	JSC Citibank Kazakhstan	Park Palace, Building A, 41 Kazibek Bi street, Almaty 050010, Kazakhstan
Kenya	Standard Chartered Bank Kenya Limited	Custody Services Standard Chartered @ Chiromo, Level 5 48 Westlands Road P.O. Box 40984-00100 GPO Nairobi, Kenya
Republic of Korea	Deutsche Bank AG	18th Fl., Young-Poong Building 33 Seorin-dong Chongro-ku, Seoul110-752, Korea
	The Hongkong and Shanghai Banking Corporation Limited	HSBC Building #25 1-Ka Bongrae-Dong Chung-ku, Seoul100-161, Korea
Kuwait	HSBC Bank Middle East Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited)	Kuwait City, Qibla Area Hamad AI-Saqr Street Kharafi Tower, G/1/2 Floors P. O. Box 1683, Safat 13017, Kuwait
Latvia	AS SEB banka	Unicentrs, Valdlauci LV-1076 Kekavas pag., Rigas raj., Latvia
Lebanon	HSBC Bank Middle East Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited)	St. Georges Street, Minet EI-Hosn Beirut 1107 2080, Lebanon
Lithuania	AB SEB bankas	Gedimino av. 12 LT 2600 Vilnius, Lithuania
Malawi	Standard Bank Limited	Kaomba Centre Cnr. Victoria Avenue & Sir Glyn Jones Road Blantyre, Malawi

Malaysia	Deutsche Bank (Malaysia) Berhad	Domestic Custody Services Level 20, Menara IMC 8 Jalan Sultan Ismail 50250 Kuala Lumpur, Malaysia
	Standard Chartered Bank Malaysia Berhad	Menara Standard Chartered 30 Jalan Sultan Ismail 50250 Kuala Lumpur, Malaysia
Mali	via Standard Chartered Bank Cote d'lvoire S.A., Abidjan, Ivory Coast	23, Bid de Ia Republique 17 BP 1141 Abidjan 17 Cote d'lvoire
Mauritius	The Hongkong and Shanghai Banking Corporation Limited	5th Floor, HSBC Centre 18 Cybercity Ebene, Mauritius
Mexico	Banco Nacional de Mexico, S.A.	3er piso, Torre Norte Act. Roberto Medellfn No. 800 Col. Santa Fe Mexico, OF 01219
Morocco	Citibank Maghreb	Zenith Millenium lmmeuble1 Sidi Maarouf- B.P. 40 Casablanca 20190, Morocco
Namibia	Standard Bank Namibia Limited	Standard Bank Center Cnr. Werner List St. and Post St. Mall 2nd Floor Windhoek, Namibia
Netherlands	Deutsche Bank AG	De Entrees 99-197 1101 HE Amsterdam, Netherlands
New Zealand	The Hongkong and Shanghai Banking Corporation Limited	HSBC House Level 7, 1 Queen St. Auckland 1010, New Zealand
Niger	via Standard Chartered Bank Cote d'lvoire S.A., Abidjan, Ivory Coast	23, Bid de Ia Republique 17 BP 1141 Abidjan 17 Cote d'lvoire
Nigeria	Stanbic IBTC Bank Pic.	Plot 1712 ldejo St Victoria Island, Lagos 101007, Nigeria
Norway	Nordea Bank AB (publ), Sweden (operating through its subsidiary, Nordea Bank Norge ASA)	Essendropsgate 7 0368 Oslo, Norway
	Skandinaviska Enskilda Banken AB (publ), Sweden (operating through its Oslo branch)	P.O. Box 1843 Vika Filipstad Brygge 1 N-0123 Oslo, Norway

Oman	HSBC Bank Oman S.A.O.G. (as delegate of The Hongkong and Shanghai Banking Corporation Limited)	2"d Floor AI Khuwair PO Box 1727 PC 111 Seeb, Oman
Pakistan	Deutsche Bank AG	Unicentre- Unitowers 1.1. Chundrigar Road P.O. Box 4925 Karachi- 74000, Pakistan
Palestine	HSBC Bank Middle East Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited)	Jaffa Street, Ramallah West Bank 2119, Palestine
Panama	Citibank, N.A.	Boulevard Punta Pacifica Torre de las Americas Apartado Panama City, Panama 0834-00555
Peru	Citibank del Peru, S.A.	Canaval y Moreyra 480 3rd Floor, San Isidro Lima 27, Peru
Philippines	Deutsche Bank AG	Global Transaction Banking Tower One, Ayala Triangle 1226 Makati City, Philippines
Poland	Bank Handlowy w Warszawie S.A.	ul. Senatorska 16 00-293 Warsaw, Poland
	Bank Polska Kasa Opieki S.A	31 Zwirki I Wigury Street 02-091, Warsaw, Poland
Portugal	BNP Paribas Securities Services, S.C.A., Paris (operating through its Paris branch with support from its Lisbon branch)	3 Rue D'Antin Paris, France Lt 1.19.01
	Deutsche Bank AG, Netherlands (operating through its Amsterdam branch with support from its Lisbon branch)	De Entrees 99-197 1101 HE Amsterdam, Netherlands
Puerto Rico	Citibank N.A.	1 Citibank Drive, Lomas Verdes Avenue San Juan, Puerto Rico 00926
Qatar	HSBC Bank Middle East Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited)	2 Fl Ali Bin Ali Tower Building no.: 150 Airport Road Doha, Qatar
Romania	Citibank Europe pic, Dublin - Romania Branch	8, lancu de Hunedoara Boulevard 712042, Bucharest Sector 1, Romania
Russia	Limited Liability Company Deutsche Bank	82, Sadovnicheskaya Street Building 2 115035 Moscow, Russia

Saudi Arabia	HSBC Saudi Arabia Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited)	HSBC Head Office 7267 Olaya -AI Murooj Riyadh 12283-2255 Kingdom of Saudi Arabia
Senegal	via Standard Chartered Bank Cote d'lvoire S.A., Abidjan, Ivory Coast	23, Bid de Ia Republique 17 BP 1141 Abidjan 17 Cote d'lvoire
Serbia	UniCredit Bank Serbia JSC	Omladinskih Brigada 88, Airport City 11000 Belgrade, Serbia
Singapore	Citibank N.A.	3 Changi Business Park Crescent #07-00, Singapore 486026
	United Overseas Bank Limited	156 Cecil Street FEB Building #08-03 Singapore 069544
Slovak Republic	UniCredit Bank Czech Republic and Slovakia, a.s.	Sancova 1/A 813 33 Bratislava, Slovak Republic
Slovenia	UniCredit Banka Slovenija d.d.	Smartinska 140 Sl-1000 Ljubljana, Slovenia
South Africa	FirstRand Bank Limited	Mezzanine Floor 3 First Place Bank City Corner Simmonds & Jeppe Sts. Johannesburg 2001 Republic of South Africa
	Standard Bank of South Africa Limited	3rd Floor, 25 Sauer St. Johannesburg2000 Republic of South Africa
Spain	Deutsche Bank S.A.E.	Calle de Rosario Pino 14-16, Planta 1 28020 Madrid, Spain
Sri Lanka	The Hongkong and Shanghai Banking Corporation Limited	24, Sir Baron Jayatilake Mawatha Colombo 01, Sri Lanka
Republic of Srpska	UniCredit Bank d.d.	Zelenih beretki 24 71 000 Sarajevo Federation of Bosnia and Herzegovina
Swaziland	Standard Bank Swaziland Limited	Standard House, Swazi Plaza Mbabane, Swaziland H101
Sweden	Nordea Bank AB (publ)	Smalandsgatan 17 105 71 Stockholm, Sweden
	Skandinaviska Enskilda Banken AB (publ)	Sergels Torg 2 SE-106 40 Stockholm, Sweden
Switzerland	Credit Suisse AG	Uetlibergstrasse 231 8070 Zurich, Switzerland
	UBSAG	Badenerstrasse 574 8098 Zurich, Switzerland

Taiwan - R.O.C.	Deutsche Bank AG	296 Ren-Ai Road Taipei 106 Taiwan, Republic of China
	Standard Chartered Bank (Taiwan) Limited	168 Tun Hwa North Road Taipei 105, Taiwan, Republic of China
Tanzania	Standard Chartered Bank (Tanzania) Limited	1 Floor, International House Corner Shaaban Robert St and Garden Ave PO Box 9011 Dares Salaam, Tanzania
Thailand	Standard Chartered Bank (Thai) Public Company Limited	Sathorn Nakorn Tower 141 Floor, Zone B h 90 North Sathorn Road Silom, Bangkok 10500, Thailand
Togo	via Standard Chartered Bank Cote d'lvoire S.A., Abidjan, Ivory Coast	23, Bid de Ia Republique 17 BP 1141 Abidjan 17 Cote d'lvoire
Trinidad & Tobago	Republic Bank Limited	9-17 Park Street Port of Spain Republic of Trinidad & Tobago, West Indies
Tunisia	Banque lnternationale Arabe de Tunisia	Direction des Marches de Capitaux 1080 Tunis Cedex, Tunisia
Turkey	Citibank, A.$.	Tekfen Tower Eski Buyukdere Caddesi 209 Kat 3 Levent 34394 Istanbul, Turkey
	Deutsche Bank A.$.	Eski Buyukdere Caddesi Tekfen Tower No. 209 Kat: 17 4 Levent 34394 Istanbul, Turkey
Uganda	Standard Chartered Bank Uganda Limited	5 Speke Road P.O. Box 7111 Kampala, Uganda
Ukraine	PJSC Citibank	16-g Dymytrova St. Kyiv 03150, Ukraine
United Arab Emirates Dubai Financial Market	HSBC Bank Middle East Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited)	HSBC Securities Services Emaar Square Level 3, Building No. 5 P 0 Box 502601 Dubai, United Arab Emirates

United Arab Emirates Dubai International Financial Center	HSBC Bank Middle East Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited)	HSBC Securities Services Emaar Square Level 3, Building No. 5 P O Box 502601 Dubai, United Arab Emirates
United Arab Emirates Abu Dhabi	HSBC Bank Middle East Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited)	HSBC Securities Services Emaar Square Level 3, Building No. 5 P 0 Box 502601 Dubai, United Arab Emirates
United Kingdom	State Street Bank and Trust Company, United Kingdom branch	525 Ferry Road Edinburgh EH5 2AW, Scotland
Uruguay	Banco Itau Uruguay S.A.	Zabala 1463 11000 Montevideo, Uruguay
Venezuela	Citibank, N.A.	Centro Comercial El Recreo. Torre Norte, Piso 19 Avenida Casanova Caracas, Venezuela 1050
Vietnam	HSBC Bank (Vietnam) Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited)	Centre Point 106 Nguyen Van Troi Street Phu Nhuan District Ho Chi Minh City, Vietnam
Zambia	Standard Chartered Bank Zambia Pic.	Standard Chartered House Cairo Road P.O. Box 32238 10101, Lusaka, Zambia
Zimbabwe	Stanbic Bank Zimbabwe Limited (as delegate of Standard Bank of South Africa Limited)	3rd Floor Stanbic Centre 59 Samora Machel Avenue Harare, Zimbabwe

Argentina	Citibank, N.A.*	Bartolome Mitre 530 1036 Buenos Aires, Argentina

*Effective April2, 2015, State Street suspended acceptance of Foreign Custody Manager responsibilities as delegated under U.S. SEC Rule 17f-5 for this market.

Global Services
[LOGO]

STATE STREE'I

Depositories Operating in Network Markets
Schedule B

March 31, 2015

MARKET	DEPOSITORY	TYPES OF SECURITIES
Albania	Bank of Albania	Government debt
Australia	Austraclear Limited	Government securities, corporate bonds, and corporate money market instruments
Austria	Oesterreichische Kontrollbank AG (Wertpapiersammelbank Division)	All securities listed on Wiener Borse AG, the Vienna Stock Exchange (as well as virtually all other Austrian securities)
Bahrain	Clearing, Settlement, Depository and Registry System of the Bahrain Bourse	Equities
Bangladesh	Bangladesh Bank	Government securities
	Central Depository Bangladesh Limited	Equities and corporate bonds
Belgium	Euroclear Belgium	Equities and most corporate bonds
	National Bank of Belgium	Government securities, corporate bonds, and money market instruments
Benin	Depositaire Central - Banque de Reglement
All securities traded on Bourse Regionale des Valeurs Mobilieres, the West African regional exchange, including securities from the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.

Bermuda	Bermuda Securities Depository	Equities, corporate bonds
Federation of Bosnia and Herzegovina	Registar vrijednosnih papira u Federaciji Bosne i Hercegovine, d.d.	Equities, corporate bonds, government securities, money market instruments
Botswana	Bank of Botswana	Government debt
	Central Securities Depository Company of Botswana Ltd.	Equities and corporate bonds

LIMITED ACCESS     STATE STREET CORPORATION

Brazil	Central de Custodia e de Liquida((ao Financeira de Tftulos Privados (CETIP)	Corporate debt and money market instruments
	Companhia Brasileira de Liquida(_(ao e Custodia (CBLC)	All equities listed on BM&F BOVESPA S.A. and SOMA, and non-financial corporate bonds traded at BM&F BOVESPA S.A.
	Sistema Especial de Liquida((ao e de Custodia (SELIC)	Government debt issued by the central bank and the National Treasury
Bulgaria	Bulgarian National Bank	Government securities
	Central Depository AD	Eligible equities and corporate bonds
Burkina Faso	Depositaire Central- Banque de Reglement
All securities traded on Bourse Regionale des Valeurs Mobilieres, the West African regional exchange, including securities from the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.

Canada	The Canadian Depository for Securities Limited	All book-entry eligible securities, including government securities, equities, corporate bonds, money market instruments, strip bonds, and asset- backed securities
Chile	Deposito Central de Valores S.A.	Government securities, equities, corporate bonds, mortgage-backed securities, and money market instruments
People's Republic of China	China Securities Depository and Clearing Corporation Limited, Shanghai and Shenzhen Branches	A shares, B shares, Treasury bonds, local government bonds, enterprise bonds, corporate bonds, open and closed-end funds, convertible bonds, and warrants
China Central Depository and Clearing Co., Ltd.
Bonds traded through the China Interbank Bond Market (CIBM), including Treasury bonds, local government bonds, policy bank bonds, central bank bills, medium-term notes, commercial paper, enterprise bonds, and commercial bank bonds

Colombia	Deposito Central de Valores	Securities issued by the central bank and the Republic of Colombia
	Deposito Centralizado de Valores de Colombia S.A. (DECEVAL)	Equities, corporate bonds, money market instruments
Costa Rica	Central de Valores S.A.	Securities traded on Bolsa Nacional de Valores
Croatia	Sredisnje klirinsko depozitarno drustvo d.d.	Eligible equities, corporate bonds, government securities, and corporate money market instruments
Cyprus	Central Depository and Central Registry	Equities, corporate bonds, dematerialized government securities, corporate money market instruments

Czech Republic	Centralnf depozitai' cennych papfru, a.s.	All dematerialized equities, corporate debt, and government debt, excluding Treasury bills
	Czech National Bank	Treasury bills
Denmark	VP Securities A/S	Equities, government securities, corporate bonds, corporate money market instruments, warrants
Egypt	Central Bank of Egypt	Treasury bills
	Misr for Central Clearing, Depository and Registry S.A.E.	Eligible equities, corporate bonds, and Treasury bonds
Estonia	AS Eesti Vaartpaberikeskus	All registered equity and debt securities
Finland	Euroclear Finland	Equities, corporate bonds, government securities, money market instruments
France	Euroclear France	Government securities, equities, bonds, and money market instruments
Republic of Georgia	Georgian Central Securities Depository	Equities, corporate bonds, and money market instruments
	National Bank of Georgia	Government securities
Germany	Clearstream Banking AG, Frankfurt	Equities, government securities, corporate bonds, money market instruments, warrants, investment funds, and index certificates
Ghana	Central Securities Depository (Ghana) Limited	Government securities and Bank of Ghana securities; equities and corporate bonds
Greece	Bank of Greece, System for Monitoring Transactions in Securities in Book-Entry Form	Government debt
	Hellenic Central Securities Depository	Eligible listed equities, government debt, and corporate bonds
Guinea-Bissau	Depositaire Central- Banque de Reglement
All securities traded on Bourse Regionale des Valeurs Mobilieres, the West African regional exchange, including securities from the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.

Hong Kong	Central Moneymarkets Unit	Government debt (i.e., exchange fund bills and notes issued by the HKMA), other private debt, and money market instruments
	Hong Kong Securities Clearing Company Limited	Securities listed or traded on the Stock Exchange of Hong Kong Limited
Hungary	KELER Kozponti Ertektar	Government securities, equities, corporate bonds, and investment fund notes

Iceland	Icelandic Securities Depository Limited	Government securities, equities, corporate bonds, and money market instruments
India	Central Depository Services (India) Limited	Eligible equities, debt securities, and money market instruments
	National Securities Depository Limited	Eligible equities, debt securities, and money market instruments
	Reserve Bank of India	Government securities
Indonesia	Bank Indonesia	Sertifikat Bank Indonesia (central bank certificates), Surat Utang Negara (government debt instruments), and Surat Perbendaharaan Negara (Treasury bills)
	PT Kustodian Sentral Efek Indonesia	Equities, corporate bonds, and money market instruments
Ireland	Euroclear UK & Ireland Limited*	GBP- and EUR-denominated money market instruments
	Euroclear Bank S.A./N.V.	Government securities
Israel	Tel Aviv Stock Exchange Clearing House Ltd. (TASE Clearing House)	Government securities, equities, corporate bonds and trust fund units
Italy	Monte Titoli S.p.A.	Equities, corporate debt, government debt, money market instruments, and warrants
Ivory Coast	Depositaire Central- Banque de Reglement
All securities traded on Bourse Regionale des Valeurs Mobilieres, the West African regional exchange, including securities from the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.

Japan	Bank of Japan - Financial Network System	Government securities
	Japan Securities Depository Center (JASDEC) Incorporated	Equities, corporate bonds, and corporate money market instruments
Jordan	Central Bank of Jordan	Treasury bills, government bonds, development bonds, and public entity bonds
	Securities Depository Center	Equities and corporate bonds
Kazakhstan	Central Securities Depository	Government securities, equities, corporate bonds, and money market instruments
Kenya	Central Bank of Kenya	Treasury bills and Treasury bonds
	Central Depository and Settlement Corporation Limited	Equities and corporate debt
Republic of Korea	Korea Securities Depository	Equities, government securities, corporate bonds and money market instruments

Kuwait	Kuwait Clearing Company	Money market instruments, equities, and corporate bonds
Latvia	Latvian Central Depository	Equities, government securities, corporate bonds, and money market instruments
Lebanon	Banque du Liban	Government securities and certificates of deposit issued by the central bank
	Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East (Midclear) S.A.L.	Equities, corporate bonds and money market instruments
Lithuania	Central Securities Depository of Lithuania	All securities available for public trading
Malaysia	Bank Negara Malaysia	Treasury bills, Bank Negara Malaysia bills, Malaysian government securities, private debt securities, and money market instruments
	Bursa Malaysia Depository Sdn. Bhd.	Securities listed on Bursa Malaysia Securities Berhad
Malawi	Reserve Bank of Malawi	Reserve Bank of Malawi bills and Treasury bills
Mali	Depositaire Central - Banque de Reglement
All securities traded on Bourse Regionale des Valeurs Mobilieres, the West African regional exchange, including securities from the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.

Mauritius	Bank of Mauritius	Government debt (traded through primary dealers)
	Central Depository and Settlement Co. Limited	Listed and unlisted equity and debt securities (corporate debt and T-bills traded on the exchange)
Mexico	S.D. lndeval, S.A. de C.V.	All securities
Morocco	Maroclear	Eligible listed equities, corporate and government debt, certificates of deposit, commercial paper
Namibia	Bank of Namibia	Treasury bills
Netherlands	Euroclear Nederland	Government securities, equities, corporate bonds, corporate money market instruments, and stripped government bonds
New Zealand	New Zealand Central Securities Depository Limited	Government securities, equities, corporate bonds, and money market instruments
Niger	Depositaire Central - Banque de Reglement
All securities traded on Bourse Regionale des Valeurs Mobilieres, the West African regional exchange, including securities from the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.

Nigeria	Central Bank of Nigeria	Treasury bills and government bonds
	Central Securities Clearing System Limited	Equities and corporate bonds traded on the Nigeria Stock Exchange

Norway	Verdipapirsentralen	All listed securities
Oman	Muscat Clearing & Depository Company SAO.C.	Equities, corporate bonds, government debt
Pakistan	Central Depository Company of Pakistan Limited	Equities and corporate bonds
	State Bank of Pakistan	Government securities
Palestine	Clearing, Depository and Settlement system, a department of the Palestine Exchange	Equities listed on the Palestine Exchange
Panama	Central Latinoamericana de Valores, SA (LatinCiear)	Equities, government and corporate debt, commercial paper, short-term securities
Peru	CAVAL! SA lnstituci6n de Compensaci6n y Liquidaci6n de Valores	All securities in book-entry form traded on the stock exchange
Philippines	Philippine Depository & Trust Corporation	Eligible equities and debt
	Registry of Scripless Securities (ROSS) of the Bureau of the Treasury	Government securities
Poland	Rejestr Papier6w Wartosciowych	Treasury bills
	Krajowy Depozyt Papier6w Wartosciowych, SA	Equities, corporate bonds, corporate money market instruments, Treasury bonds, warrants, and futures contracts
Portugal	INTERBOLSA- Sociedad Gestora de Sistemas de Liquida tao e de Sistemas Centralizados de Valores Mobiliarios, SA	All local Portuguese instruments
Qatar	Qatar Central Securities Depository	Equities, government bonds and Treasury bills listed on the Qatar Exchange
Romania	National Bank of Romania	Treasury bills and bonds
	S.C. Depozitarul Central SA	Bursa de Valeri Bucuresti- (Bucharest Stock Exchange-) listed equities, corporate bonds, government bonds, and municipal bonds
Russia	National Settlement Depository	Eligible equities, Obligatsii Federal'nogo Zaima (OFZs), and corporate debt denominated in RUB
Saudi Arabia	Saudi Arabian Monetary Agency	Government securities and Saudi government development bonds (SGDBs)
	Tadawul Central Securities Depository	Equities

Senegal	Depositaire Central - Banque de Reglement
All securities traded on Bourse Regionale des Valeurs Mobilieres, the West African regional exchange, including securities from the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.

Serbia	Central Securities Depository and Clearinghouse	All instruments
Singapore	Monetary Authority of Singapore	Government securities
	The Central Depository (Pte.) Limited	Eligible listed equities and eligible private debt traded in Singapore
Slovak Republic	Centralny depozitar cennych papierov SR, a.s.	All dematerialized securities
Slovenia	KDD - Centralna klirinsko depotna druzba d.d.	All publicly traded securities
South Africa	Strate (Pty) Ltd.	Eligible equities, government securities, corporate bonds, money market instruments, and warrants
Spain	IBERCLEAR	Government securities, equities, warrants, money market instruments, and corporate bonds
Sri Lanka	Central Bank of Sri Lanka	Government securities
	Central Depository System (Pvt) Limited	Equities and corporate bonds
Republic of Srpska	Central Registry of Securities in the Republic of Srpska JSC	Government securities, equities, and corporate and municipal bonds
Sweden	Euroclear Sweden	Government securities, equities, bonds, money market instruments, derivatives, exchange traded funds, and warrants
Switzerland	SIXSISAG	Government securities, equities, corporate bonds, money market instruments, derivatives, mutual funds, and warrants
Taiwan - R.O.C.	Central Bank of the Republic of China (Taiwan)	Government securities
	Taiwan Depository and Clearing Corporation	Listed equities, short-term bills, and corporate bonds
Tanzania	Central Depository System (CDS), a department of the Dar es Salaam Stock Exchange	Equities and corporate bonds
Thailand	Thailand Securities Depository Company Limited	Government securities, equities and corporate bonds

Togo	Depositaire Central- Banque de Reglement
All securities traded on Bourse Regionale des Valeurs Mobilieres, the West African regional exchange, including securities from the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.

Trinidad and Tobago	Central Bank of Trinidad and Tobago	Government debt
	Trinidad and Tobago Central Depository Limited	Equities and corporate debt
Tunisia	Tunisie Clearing	All eligible listed securities
Turkey	Central Bank of Turkey	Government securities
	Central Registry Agency	Equities, corporate bonds, money market instruments, mutual fund certificates, exchange traded funds
Uganda	Bank of Uganda	Treasury bills and Treasury bonds
	Securities Central Depository	Equities, corporate bonds
Ukraine	National Depository of Ukraine	Equities, bonds, and money market instruments
United Arab Emirates -Abu Dhabi	Clearing, Settlement, Depository and Registry department of the Abu Dhabi Securities Exchange	Equities, government securities, and corporate debt
United Arab Emirates - Dubai Financial Market	Clearing, Settlement and Depository Division, a department of the Dubai Financial Market	Equities, government securities, and corporate debt listed on the DFM
United Arab Emirates - Dubai International Financial Center	Central Securities Depository, owned and operated by NASDAQ Dubai Limited	Equities, corporate bonds, and corporate money market instruments
United Kingdom	Euroclear UK & Ireland Limited	GBP- and EUR-denominated money market instruments
Uruguay	Banco Central del Uruguay	Government securities
Venezuela	Banco Central de Venezuela	Government securities
	Caja Venezolana de Valores	Equities and corporate bonds
Vietnam	Vietnam Securities Depository	Equities, government bonds, T-bills, corporate bonds, and public fund certificates
Zambia	Bank of Zambia	Treasury bills and Treasury bonds
	LuSE Central Shares Depository Limited	Treasury bonds, corporate bonds, and equities
Zimbabwe	Chengetedzai Depository Company Limited	Equities and corporate bonds
	Reserve Bank of Zimbabwe	Treasury bills and Treasury bonds

TRANSNATIONAL DEPOSITORIES
Euroclear Bank S.A./N.V.	Domestic securities from more than 40 markets
Clearstream Banking, S.A.	Domestic securities from more than 50 markets

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STATE STREET

SCHEDULE C

Publication/Type of Information	Brief Description
(scheduled frequency)

The Guide to Custody in World Markets (hardcopy annually and regular website updates)	An overview of settlement and safekeeping procedures, custody practices and foreign investor considerations for the markets in which State Street offers custodial services.
Global Custody Network Review (annually)
Information relating to Foreign Sub-Custodians in State Street's
Global Custody Network. The Review stands as an integral part of the materials that State Street provides to its U.S. mutual fund clients to assist them in complying with SEC Rule 17f-5. The Review also gives insight into State Street's market expansion and Foreign Sub-Custodian selection processes, as well as the procedures and controls used to monitor the financial condition and performance of our Foreign Sub-Custodian banks.

Securities Depository Review (annually)
Custody risk analyses of the Foreign Securities Depositories presently operating in Network markets. This publication is an integral part of the materials that State Street provides to its U.S. mutual fund clients to meet informational obligations created by SEC Rule 17f-7.

Global Legal Survey (annually)
With respect to each market in which State Street offers custodial services, opinions relating to whether local law restricts (i) access of a fund's independent public accountants to books and records of a Foreign Sub Custodian or Foreign Securities System, (ii) a fund's ability to recover in the event of bankruptcy or insolvency of a Foreign Sub-Custodian or Foreign Securities System, (iii) a fund's ability to recover in the event of a loss by a Foreign Sub-Custodian or Foreign Securities System, and (iv) the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars.

Subcustodian Agreements (annually)	Copies of the contracts that State Street has entered into with each Foreign Sub-Custodian that maintains U.S. mutual fund assets in the markets in which State Street offers custodial services.
Global Market Bulletin (daily or as necessary)
Information on changing settlement and custody conditions in markets where State Street offers custodial services.
Includes changes in market and tax regulations, depository developments, dematerialization information, as well as other market changes that may impact State Street's clients.

Foreign Custodv Advisories (as necessary)
For those markets where State Street offers custodial
services that exhibit special risks or infrastructures impacting custody, State Street issues market advisories to highlight those unique market factors which might impact our ability to offer recognized custody service levels.

Material Change Notices (presently on a quarterly basis or as otherwise necessary)
Informational letters and accompanying materials confirming
State Street's foreign custody arrangements, including a summary of material changes with Foreign Sub-Custodians that have occurred during the previous quarter. The notices also identify any material changes in the custodial risks associated with maintaining assets with Foreign Securities Depositories.

FUNDS TRANSFER ADDENDUM
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STATE STREET
OPERATING GUIDELINES
1.    OBLIGATION OF THE SENDER: State Street is authorized to promptly debit Client's account(s) upon the receipt of a payment order in compliance with the selected Security Procedure chosen for funds transfer and in the amount of money that State Street has been instructed to transfer. State Street shall execute payment orders in compliance with the Security Procedure and with the Client's instructions on the execution date provided that such payment order is received by the customary deadline for processing such a request, unless the payment order specifies a later time. All payment orders and communications received after this time will be deemed to have been received on the next business day.
2.    SECURITY PROCEDURE: The Client acknowledges that the Security Procedure it has designated on the Selection Form was selected by the Client from Security Procedures offered by State Street. The Client agrees that the Security Procedures are reasonable and adequate for its wire transfer transactions and agrees to be bound by any payment orders, amendments and cancellations, whether or not authorized, issued in its name and accepted by State Street after being confirmed by any of the selected Security Procedures. The Client also agrees to be bound by any other valid and authorized payment order accepted by State Street. The Client shall restrict access to confidential information relating to the Security Procedure to authorized persons as communicated in writing to State Street. The Client must notify State Street immediately if it has reason to believe unauthorized persons may have obtained access to such information or of any change in the Client's authorized personnel. State Street shall verify the authenticity of all instructions according to the Security Procedure.
3.    ACCOUNT NUMBERS: State Street shall process all payment orders on the basis of the account number contained in the payment order. In the event of a discrepancy between any name indicated on the payment order and the account number, the account number shall take precedence and govern. Financial institutions that receive payment orders initiated by State Street at the instruction of the Client may also process payment orders on the basis of account numbers, regardless of any name included in the payment order. State Street will also rely on any financial institution identification numbers included in any payment order, regardless of any financial institution name included in the payment order.
4.    REJECTION: State Street reserves the right to decline to process or delay the processing of a payment order which (a) is in excess of the collected balance in the account to be charged at the time of State Street's receipt of such payment order; (b) if initiating such payment order would cause State Street, in State Street's sole judgment, to exceed any volume, aggregate dollar, network, time, credit or similar limits upon wire transfers which are applicable to State Street; or (c) if State Street, in good faith, is unable to satisfy itself that the transaction has been properly authorized.
5.    CANCELLATION OR AMENDMENT: State Street shall use reasonable efforts to act on all authorized requests to cancel or amend payment orders received in compliance with the Security Procedure provided that such requests are received in a timely manner affording State Street reasonable opportunity to act. However, State Street assumes no liability if the request for amendment or cancellation cannot be satisfied.
6.    ERRORS: State Street shall assume no responsibility for failure to detect any erroneous payment order provided that State Street complies with the payment order instructions as received and State Street complies with the Security Procedure. The Security Procedure is established for the purpose of authenticating payment orders only and not for the detection of errors in payment orders.
7.    INTEREST AND LIABILITY LIMITS: State Street shall assume no responsibility for lost interest with respect to the refundable amount of any unauthorized payment order, unless State Street is notified of the unauthorized payment order within thirty (30) days of notification by State Street of the acceptance of such payment order. In no event shall State Street be liable for special, indirect or consequential damages, even if advised of the possibility of such damages and even for failure to execute a payment order.
8.     AUTOMATED CLEARING HOUSE ("ACH") CREDIT ENTRIES/PROVISIONAL PAYMENTS: When a Client initiates or receives ACH credit and debit entries pursuant to these Guidelines and the rules of the National Automated Clearing House Association and the New England Clearing House Association, State Street will act as an Originating Depository Financial Institution and/or Receiving Depository Institution, as the case may be, with respect to such entries. Credits given by State Street with respect to an ACH credit entry are provisional until State Street receives final settlement for such entry from the Federal Reserve Bank. If State Street does not receive such final settlement, the Client agrees that State Street shall receive a refund of the amount credited to the Client in connection with such entry, and the party making payment to the Client via such entry shall not be deemed to have paid the amount of the entry.

9.     CONFIRMATION STATEMENTS: Confirmation of State Street's execution of payment orders shall ordinarily be provided within 24 hours. Notice may be delivered through State Street's proprietary information systems, such as, but not limited to Horizon and GlobaiQuest®, account statements, advices, or by facsimile or callback. The Client must report any objections to the execution of a payment order within 30 days.
10.    LIABILITY ON FOREIGN ACCOUNTS: State Street shall not be required to repay any deposit made at a non-U.S. branch of State Street, or any deposit made with State Street and denominated in a non-U.S. dollar currency. if repayment of such deposit or the use of assets denominated in the non-U.S. dollar currency is prevented, prohibited or otherwise blocked due to: (a) an act of war, insurrection or civil strife; (b) any action by a non-U.S. government or instrumentality or authority asserting governmental, military or police power of any kind, whether such authority be recognized as a defacto or a dejure government, or by any entity, political or revolutionary movement or otherwise that usurps, supervenes or otherwise materially impairs the normal operation of civil authority; or(c) the closure of a non-U.S. branch of State Street in order to prevent, in the reasonable judgment of State Street, harm to the employees or property of State Street. The obligation to repay any such deposit shall not be transferred to and may not be enforced against any other branch of State Street.
The foregoing provisions constitute the disclosure required by Massachusetts General Laws, Chapter 1670, Section 36.

While State Street is not obligated to repay any deposit made at a non-U.S. branch or any deposit denominated in a non-U.S. currency during the period in which its repayment has been prevented, prohibited or otherwise blocked, State Street will repay such deposit when and if all circumstances preventing, prohibiting or otherwise blocking repayment cease to exist.

11.    MISCELLANEOUS: State Street and the Client agree to cooperate to attempt to recover any funds erroneously paid to the wrong party or parties, regardless of any fault of State Street or the Client, but the party responsible for the erroneous payment shall bear all costs and expenses incurred in trying to effect such recovery. These Guidelines may not be amended except by a written agreement signed by the parties. For the avoidance of doubt, the Selection Form that is attached hereto may be updated from time to time by the parties without impacting the effectiveness of these Operating Guidelines.

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FUNDS TRANSFER AND TRANSACTION ORIGINATION SECURITY SELECTION FORM

Client or Agent Name: _______________________ (hereafter referred to as the "Company")

This Form applies to all funds for which the Company is authorized to give proper instructions as such term is defined in the relevant contract with State Street.

Appendix A: Securities Procedure Selection Form

Additional commercially reasonable security controls may be required by State Street to supplement inherent features of funds transfer delivery methods in order to protect the integrity of each instruction.

1) Please select one or more of the delivery method options indicated below by checking the applicable boxes:

Security Controls required for the following delivery methods: None. Messages are deemed to be self-authenticating, and any message received will be relied upon as an authenticated instruction.
☐ SWIFT (Society for Worldwide Interbank Financial Telecommunication) is a cooperative society owned and operated by member financial institutions that provides telecommunication services for its membership. Participation is limited to securities brokers and dealers, clearing and depository institutions, recognized exchanges for securities, and investment institutions. SWIFT provides a number of security features through encryption and authentication to protect against unauthorized access, loss or wrong delivery of messages, transmission errors, loss of confidentiality and fraudulent changes to messages. SWIFT is considered to be one of the most secure and efficient networks for the delivery of funds transfer instructions.

☐ iPayBenefits is a portal that offers Retirement Plan Sponsors, record keepers, third party administrators, banks and insurance companies a total Benefit Payments processing platform to access to retiree information. There are three components: the PLUS Web retiree benefits management application to add participants, change addresses, and stop and release payments; a Custom Queries tool for creating customized reports; and an open Customer Workspace area for posting of shared documents. Access by authorized users is through a web portal which uses RSA Adaptive Authentication (User ID and Password + "security map").

Security Controls required for the following delivery methods: ·
Enabled Encryption. Messages are deemed to be self-authenticating, and any message received will be relied upon as an authenticated instruction.

☐ Data Communication -Message Queuing or a similarly architected product is a communication method that allows the Company to electronically deliver authorized financial transaction instructions to State Street using a straight through processing message delivery service.

Encryption must be enabled. All information communicated via this method is authorized by the Company.

Security Controls required for the following delivery methods:
A predetermined authorized signature list or Funds Transfer Initiators and Verifiers List which outlines who can send instructions and who can approve them.

☐ Connect:Direct is a data transfer product. Secure+ is a product add-on that implements cryptographic features such as mutual authentication, data encryption and cryptographic message integrity checking to send file based transfer and transaction instructions which may include Fed wire and Automated Clearinghouse (ACH). Secure+ is required.

Security Controls required: Predetermined authorizers.

☐ Secure Email "Send Secure" Feature Available in Outlook with Verification is a communication method that allows clients to electronically deliver financial transaction instructions to State Street using an enforced (encrypted) connection by responding to a secure email received from State Street. The communication method features use of cryptography to effect point-to-point encryption at the desktop.

Security Controls required: Predetermined authorizers

☐ Secure Transport (Individual) is a file transfer application based upon the Secure File Transfer Protocol (SFTP)
standard that is designed to enable State Street clients/ investment managers to send file based transfer and transaction instructions over the internet which may include Fed wire and Automated Clearinghouse (ACH). Secure Transport features multi-factor authenticators such as SecurID and digital certificates, and incorporates industry standard encryption protocols.
Security Controls required: Predetermined authorizers.

Security Controls required for the following delivery methods:
A predetermined authorized signature list or Funds Transfer Initiators and Verifiers List which outlines who can send instructions and who can approve them.

☐ Secure Transport (Client) is a file transfer application based upon the Secure File Transfer Protocol (SFTP)
standard that is designed to enable State Street clients/ investment managers to send file based transfer and transaction instructions over the internet which may include Fed wire and Automated Clearinghouse (ACH). Secure Transport features multi-factor authenticators such as SecuriD and digital certificates, and incorporates industry standard encryption protocols. Other SFTP solutions that require multi-factor authenticators such as SecuriD and digital certificates, and incorporate industry-standard encryption protocols may also be considered.

Security Controls required: Predetermined authorizers.

Security Controls required for the following delivery methods:
A predetermined authorized signature list or Funds Transfer Initiators and Verifiers List which outlines who can send instructions and who can approve them. Multi-factor authentication must be established using one of the following methods: user id, password+ token, out of band one-time password, or digital certificate.

☐ IDeliver/iReports - Document Upload The iDeliver platform (RDS) manages the retrieval, processing, reformatting, and distribution of reports and data. iReports, is a launched application from my.statestreet.com which allows users to view archived reports via the Intranet. The Document Upload is a feature of iReports (a web module of iDeliver) to facilitate users to upload documents (mostly ad-hoc) for distribution using one or more of the supported delivery channels.

Security Controls required: Predetermined authorizers. Multi-factor authentication must be established.

☐ Trust Interface Facility A Company disbursement system which provides workflow/approval with complete audit trail using ASG/ Citrix multi-factor authentication. This is the web- based front end used by SEI clients only to instruct two-party wires, check requests, interbank transfers, ACH, and direct movements within SEI.

Security Controls required: Predetermined authorizers. Multi- factor authentication must be established.

☐ Global Office (vendor application: front end to Global Plus) Access through dedicated circuit, a multi-currency accounting system that delivers automation and straight thru processing.

Security Controls required: Predetermined authorizers. Multi -factor authentication must be established.

☐ State Street Cash Manager and State Street Springboard Cash Manager Global Funds Transfer (GFT)
represent State Street's proprietary web-based system that enables clients to originate and electronically transmit authenticated repetitive and non-repetitive Fed wires, CHIPS, internal book transfers, drawdowns, and international payments to State Street. Any activity initiated by the Client's use of either Cash Manager access point shall constitute an Instruction to State Street in accordance with the terms of the Client's Custody Agreement, and such Instructions shall constitute funds transfer instructions originated by the Client and can either be in U.S. dollar or other currencies supported by the system. State Street Cash Manager and State Street Springboard Cash Manager GFT are PC and mobile access points to a web-based system utilizing the Internet employing the use of ID and password security, two factor token authentication and encryption to protect the integrity of transmissions to State Street.

Security Controls required: Predetermined authorizers.

D Instruct is a State Street web-based application designed to provide internet-enabled remote access that allows for the capturing, verification and processing of various instruction types, including securities, cash and foreign exchange transactions. Instruct is designed using industry standard formats to facilitate straight-through processing. Instruct provides a number of security features through user entitlements, industry standard encryption protocols, digital security certificates and multiple tiers of user authentication requirements.
Security Controls required: Predetermined authorizers. Multi-factor authentication must be established. Security Controls required for the following delivery methods:
A predetermined authorized signature list or Funds Transfer Initiators and Verifiers List which outlines who can send instructions and who can approve them. A Standing Instruction is required; it is recommended that a Repetitive Wire be established for this purpose.
D Facsimile The faxing of information between the Company and State Street.

Security Controls required: Sophisticated Test Key or Telephone Confirmation (Callback); Predetermined authorizers; Standing Instructions.

Security Controls required for the following delivery methods:
A predetermined authorized signature list or Funds Transfer Initiators and Verifiers List which outlines who can send instructions and who can approve them. A Standing Instruction is required; it is recommended that a Repetitive Wire be established for this purpose. A Telephone Confirmation (Callback) to an Authorized Verifier is required for Private Edge clients not using Access Security Gateway (ASG).
D Expense Manager is available as a launched application through my.statestreet.com, and is an expense processing tool that includes accrual calculation and posting to Multi-Currency Horizon (MCH), payment allocation via intra-fund demand deposit account (DDA) transfers, general ledger entries and budget projections.

Security Controls required: Predetermined authorizers. Multi- factor authentication must be established.
D Cash Flow Module (eCFM) is a State Street application designed to provide remote access that allows the Company to electronically provide State Street with authorization for the transfer of funds and foreign exchange transactions. eCFM provides a number of security features through user entitlements, an option for dual approval, industry standard encryption protocols and user authentication requirements.

Security Controls required: Predetermined authorizers; Standing Instructions; Private Edge Services additionally require Telephone Confirmation (Callback) for clients not using ASG.

Security Controls required for the following delivery methods:
A predetermined authorized signature list or Funds Transfer Initiators and Verifiers List which outlines who can send instructions and who can approve them. A Telephone Confirmation (Callback) to an Authorized Verifier is required.
D Email with Enforced Transport Layer Security (TLS) is a communication method that allows the Company to electronically deliver signed financial transaction instructions [Proper Instruction] to State Street using an enforced (encrypted) connection. The communication method features use of enforced network connections which include industry-standard transport layer cryptography to effect point-to-point encryption. State Street Enforced TLS requires third party trust and prohibits the use of self-signed digital certificates.

Security Controls required: Predetermined authorizers; Telephone Confirmation (Callback).

Appendix A: Securities Procedure Selection Form

2)
The following Security Controls are required in conjunction with the delivery methods selected above. Please select one or more of the Security Controls indicated below by checking the applicable boxes:

☐ Telephone Confirmation (Callback)
Telephone confirmation will be used to verify instructions where indicated in the delivery method option. This procedure requires the Company to designate individuals as authorized initiators and authorized verifiers. State Street will verify that the instruction contains the signature of an authorized person and prior to execution, will contact someone other than the originator at the Company's location to authenticate the instruction. A second authorized person different from the originator or original approver will be contacted for instructions equal to or greater than US $10,000,000 or local currency equivalent. Telephone confirmation callback is required for delivery method selections that do not use multi-factor authentication. For business continuity purposes, alternate telephone numbers for authorized verifiers are provided for telephonic confirmation in a force majeure event.

☐ Callback with SecuriD®
SecuriD® is a state-of-the-art product used to identify and authenticate the identity of an individual. Used in conjunction with telephone callback, it is the preferred authentication method for transactions equal to or greater than USD 10,000,000 or local currency equivalent. A second authorized person different from the originator or original approver will be contacted for instructions equal to or greater than US $10,000,000 or local currency equivalent. SecuriD® provides a more stringent security procedure for authenticating funds transfer requests, which substantially reduces the possibility of a fraudulent transaction.

☐ Test Key
A test key is a unique character string that has been exchanged between the parties for the purpose of protecting the integrity of the communication and to identify and authenticate the Company in the ordinary course of business.

☐ Sophisticated Test Key
Test keys submitted by clients are considered sophisticated when they are a combination of a test key number provided to them by State Street as well as some predefined detail{s) from the actual transaction instruction (currency, amount of shares or cash, settlement date, etc.). If the tested facsimile process involves the use of sophisticated test keys, no other security procedure is required.

☐ Standing Instructions
Standing or Procedural Instructions may be used. For example: where funds are transferred to a broker on the Company's established list of brokers with which it engages in transactions. Only the date, the currency and the currency amount are variable. In order to establish this procedure, State Street will send to the Company a list of the brokers that State Street has determined are used by the Company. The Company will confirm the list in writing, and State Street will verify the written confirmation by telephone. Standing Instructions will be subject to a mutually agreed upon limit. If the payment order exceeds USD 10,000,000 or local currency equivalent, the execution of the Standing Instruction will be confirmed by telephone (person different than original initiator) prior to execution.

☐ Repetitive Wires
For situations where funds are transferred periodically from an existing authorized account to the same payee (destination bank and account number) and only the date and currency amount are variable, a repetitive wire may be implemented. Repetitive wires will be subject to a mutually agreed upon limit. If the payment order exceeds US $10,000,000 or local currency equivalent, the instruction will be confirmed by telephone prior to execution. Telephone confirmation is used to establish this process. Repetitive wire instructions must be reconfirmed periodically.

☐ Individual Instruction
Telephone confirmation is used to establish this process. An individual instruction is a non-recurring request. If the payment order exceeds US $10,000,000 or local currency equivalent, the instruction will be confirmed by telephone (person different than the original initiator) prior to execution.

☐ Secure Email Confirmation Confirmation via secure email that instructions were received and executed.
☐ Predetermined Authorizers A predetermined authorized signature list or a Funds Transfer Initiators and Authorized Verifiers List which outlines who can send instructions and who can approve them.
☐ Blue Sky Standing Instructions via Limited Power of Attorney
State Street employees holding the titles of Officer, Blue Sky Manager or Senior Blue Sky Administrator ("State Street's Blue Sky Personnel") shall have the authority to act on behalf of a client's mutual funds to transmit filing fees electronically so long as the client has executed and delivered (and has not revoked) a limited power of attorney to State Street granting said power.

Selection of Security Control(s) and Authorization of Company
State Street is hereby instructed to accept funds transfer instructions only via the delivery methods using the Security Controls indicated. The selected delivery methods and security controls(s) will be effective on _________________ (insert date) for payment orders initiated on behalf of the Undersigned. State Street will rely upon each communication received as if the instruction has been authenticated by the Company.

Contingency Security Authorization
In the case of a force majeure event during which the delivery method(s) selected are not available, an alternate business continuity phone number for authorized verifiers is strongly recommended. State Street will use commercially reasonable best efforts to reach the authorized verifiers during such an event. If alternate telephone numbers are not provided for Telephone Confirmation, the verifier's signature will be required in addition to an approved and documented method of client contact.

In the event that the delivery method(s) you have selected are unavailable for any reason outside of our control, or should State Street be unable to reach the alternate phone numbers provided for Contingency Security Authorization, State Street will use commercially reasonable best efforts to implement a further contingency procedure to receive in and process your payment orders. However, despite such efforts, your payment orders may not be processed on value date and State Street will not be liable for any loss in such event.

Signed on behalf of Client or Agent:______________________________________________________

Name	Title	Authorized Signature	Date

Name	Title	Authorized Signature	Date
Client or Agent Name:______________________ (hereafter referred to as the "Company")
This agreement applies to all funds for which the Company is authorized to give proper instructions as such term is defined in the relevant contract with State Street.

Appendix B: Funds Transfer Initiators and Verifiers List

☐ Hereby enclosed an Authorized Signature List - a listing of our staff members authorized to Initiate or Verify payment orders to State Street and to set up repetitive wires.
(In case of segregation on the type or limitations on the size of the transactions, please provide us with a decision matrix table or an equivalent document).
☐ We do not publish an Authorized Signature List. The authorized lnitiator(s) and Verifier(s) are as follows:
Authorized lnitiator(s): (Please Type or Print)
Please provide a listing of Initiators. An Initiator is a person whose signature the original instruction bears.

1) Name, Title	Specimen Signature	Amount Limit (If Any)

Email	Primary Phone Number	Alternate Phone Number

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2) Name, Title	Specimen Signature	Amount Limit (If Any)

Email	Primary Phone Number	Alternate Phone Number

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3) Name, Title	Specimen Signature	Amount Limit (If Any)

Email	Primary Phone Number	Alternate Phone Number

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4) Name, Title	Specimen Signature	Amount Limit (If Any)

Email	Primary Phone Number	Alternate Phone Number

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Appendix B: Funds Transfer Initiators and Verifiers List (continued)

Authorized Verifier(s): (Please Type or Print)

Please provide a listing of Verifier(s). A Verifier is a person whom State Street may call back for telephone confirmation of the original instruction.

1) Name, Title	Specimen Signature	Amount Limit (If Any)

Email	Primary Phone Number	Alternate Phone Number

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2) Name, Title	Specimen Signature	Amount Limit (If Any)

Email	Primary Phone Number	Alternate Phone Number

***************************************************************************************************

3) Name, Title	Specimen Signature	Amount Limit (If Any)

Email	Primary Phone Number	Alternate Phone Number

***************************************************************************************************

4) Name, Title	Specimen Signature	Amount Limit (If Any)

Email	Primary Phone Number	Alternate Phone Number

***************************************************************************************************

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Company Name: ________________________________________________________________________________

Name	Title	Authorized Signature	Date

Name	Title	Authorized Signature	Date

Logo STATE STREET
Remote Access Services

Addendum

ADDENDUM to that certain Custodian Agreement between the Fund (the "Customer") and State Street Bank and Trust Company, including its subsidiaries and affiliates ("State Street").

State Street has developed and/or utilizes proprietary or third-party accounting and other systems in conjunction with the services that State Street provides to the Customer. In this regard, State Street maintains certain information in databases under its ownership and/or control that it makes available to its customers (the "Remote Access Services").

The Services

State Street agrees to provide the Customer, and its designated investment advisors, consultants or other third parties who agree to abide by the terms of this Addendum ("Authorized Designees") with access to State Street proprietary and third-party systems as may be offered by State Street from time to time (each, a "System") on a remote basis.

Security Procedures

The Customer agrees to comply, and to cause its Authorized Designees to comply, with remote access operating standards and procedures and with user identification or other password control requirements and other security devices and procedures as may be issued or required from time to time by State Street or its third-party vendors for use of the System and access to the Remote Access Services. The Customer is responsible for any use and/or misuse of the System and Remote Access Services by its Authorized Designees. The Customer agrees to advise State Street immediately in the event that it learns or has reason to believe that any person to whom it has given access to the System or the Remote Access Services has violated or intends to violate the terms of this Addendum and the Customer will cooperate with State Street in seeking injunctive or other equitable relief. The Customer agrees to discontinue use of the System and Remote Access Services, if requested, for any security reasons cited by State Street and State Street may restrict access of the System and Remote Access Services by the Customer or any Authorized Designee for security reasons or noncompliance with the terms of this Addendum at any time.

Fees

Fees and charges for the use of the System and the Remote Access Services and related payment terms shall be as set forth in the fee schedule in effect from time to time between the parties. The Customer shall be responsible for any tariffs, duties or taxes imposed or levied by any government or governmental agency by reason of the transactions contemplated by this Addendum, including, without limitation, federal, state and local taxes, use, value added and personal property taxes (other than income, franchise or similar taxes which may be imposed or assessed against State Street). Any claimed exemption from such tariffs, duties or taxes shall be supported by proper documentary evidence delivered to State Street.

Proprietary Information/Injunctive Relief

The System and Remote Access Services described herein and the databases, computer programs, screen formats, report formats, interactive design techniques, formulae, processes, systems, software, knowhow, algorithms, programs, training aids, printed materials, methods, books, records, files, documentation and other information made available to the Customer by State Street as part of the Remote Access Services and

STATE STREET

through the use of the System and all copyrights, patents, trade secrets and other proprietary and intellectual property rights of State Street and third-party vendors related thereto are the exclusive, valuable and confidential proprietary property of State Street and its relevant licensors and third-party vendors (the "Proprietary Information"). The Customer agrees on behalf of itself and its Authorized Designees to keep the Proprietary Information confidential and to limit access to its employees and Authorized Designees (under a similar duty of confidentiality) who require access to the System for the purposes intended. The foregoing shall not apply to Proprietary Information in the public domain or required by law to be made public.

The Customer agrees to use the Remote Access Services only in connection with the proper purposes of this Addendum. The Customer will not, and will cause its employees and Authorized Designees not to, (i) permit any third party to use the System or the Remote Access Services, (ii) sell, rent, license or otherwise use the System or the Remote Access Services in the operation of a service bureau or for any purpose other than as expressly authorized under this Addendum, (iii) use the System or the Remote Access Services for any fund, trust or other investment vehicle without the prior written consent of State Street, or (iv) allow or cause any information transmitted from State Street's databases, including data from third-party sources, available through use of the System or the Remote Access Services, to be published, redistributed or retransmitted for other than use for or on behalf of the Customer, as State Street's customer.

The Customer agrees that neither it nor its Authorized Designees will modify the System in any way; enhance, copy or otherwise create derivative works based upon the System; nor will the Customer or Customer's Authorized Designees reverse engineer, decompile or otherwise attempt to secure the source code for all or any part of the System.

The Customer acknowledges that the disclosure of any Proprietary Information, or of any information which at law or equity ought to remain confidential, will immediately give rise to continuing irreparable injury to State Street or its third-party licensors and vendors inadequately compensable in damages at law and that State Street shall be entitled to obtain immediate injunctive relief against the breach or threatened breach of any of the foregoing undertakings, in addition to any other legal remedies which may be available.

Limited Warranties

State Street represents and warrants that it is the owner of and/or has the right to grant access to the System and to provide the Remote Access Services contemplated herein. Because of the nature of computer information technology, including but not limited to the use of the Internet, and the necessity of relying upon third-party sources, and data and pricing information obtained from third parties, the System and Remote Access Services are provided "AS IS" without warranty express or implied including as to availability of the System, and the Customer and its Authorized Designees shall be solely responsible for the use of the System and Remote Access Services and investment decisions, results obtained, regulatory reports and statements produced using the Remote Access Services. State Street and its relevant licensors and third-party vendors will not be liable to the Customer or its Authorized Designees for any direct or indirect, special, incidental, punitive or consequential damages arising out of or in any way connected with the System or the Remote Access Services, nor shall any party be responsible for delays or nonperformance under this Addendum arising out of any cause or event beyond such party's control.

EXCEPT AS EXPRESSLY SET FORTH IN THIS ADDENDUM, STATE STREET, FOR ITSELF AND ITS RELEVANT LICENSORS AND THIRD-PARTY VENDORS EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES CONCERNING THE SYSTEM AND THE SERVICES TO BE RENDERED HEREUNDER, WHETHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE.

STATE STREET

Infringement

State Street will defend or, at its option, settle any claim or action brought against the Customer to the extent that it is based upon an assertion that access to or use of State Street proprietary systems by the Customer under this Addendum constitutes direct infringement of any United States patent or copyright or misappropriation of a trade secret, provided that the Customer notifies State Street promptly in writing of any such claim or proceeding, cooperates with State Street in the defense of such claim or proceeding and allows State Street sole control over such claim or proceeding. Should the State Street proprietary system or any part thereof become, or in State Street's opinion be likely to become, the subject of a claim of infringement or the like under any applicable patent, copyright or trade secret laws, State Street shall have the right, at State Street's sole option; to (i) procure for the Customer the right to continue using the State Street proprietary system (ii) replace or modify the State Street proprietary system so that the State Street proprietary system becomes noninfringing, or (iii) terminate this Addendum without further obligation. This section constitutes the sole remedy available to the Customer for the matters described in this section.

Termination

Either party to the Custodian Agreement may terminate this Addendum (i) for any reason by giving the other party at least one-hundred and eighty (180) days' prior written notice in the case of notice of termination by State Street to the Customer or thirty (30) days' notice in the case of notice from the Customer to State Street of termination, or (ii) immediately for failure of the other party to comply with any material term and condition of the Addendum by giving the other party written notice of termination. This Addendum shall in any event terminate within ninety (90) days after the termination of any service agreement applicable to the Customer. The Customer's use of any third-party System is contingent upon its compliance with any terms and conditions of use of such System imposed by such third party and State Street's continued access to, and use of, such third-party System. In the event of termination, the Customer will return to State Street all copies of documentation and other confidential information in its possession or in the possession of its Authorized Designees and immediately cease access to the System and Remote Access Services. The foregoing provisions with respect to confidentiality and infringement will survive termination for a period of three (3) years.

Miscellaneous

This Addendum constitutes the entire understanding of the parties to the Custodian Agreement with respect to access to the System and the Remote Access Services. This Addendum cannot be modified or altered except in a writing duly executed by each of State Street and the Customer and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

By its execution of the Custodian Agreement, the Customer: (a) confirms to State Street that it informs all Authorized Designees of the terms of this Addendum; (b) accepts responsibility for its and its Authorized Designees' compliance with the terms of this Addendum; and (c) indemnifies and holds State Street harmless from and against any and all costs, expenses, losses, damages, charges, counsel fees, payments and liabilities arising from any failure of the Customer or any of its Authorized Designees to abide by the terms of this Addendum.